UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Verso Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERSO TECHNOLOGIES, INC.
400 Galleria Parkway, Suite 200
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 18, 2007

To the Shareholders of Verso Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the “Meeting”) of Verso Technologies, Inc., a Minnesota corporation (the “Company”), will be held at 10:00 a.m., local time, on Tuesday, December 18, 2007, at The Georgian Club, located at 100 Galleria Parkway, Atlanta, Georgia 30339, for the purpose of considering and voting upon the following matters:

(1)	to elect a board of eight directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification;

(2)	to approve an amendment to the Company’s amended and restated articles of incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from 120,000,000 shares to 200,000,000 shares;

(3)	to approve the Verso Technologies, Inc. 2007 Stock Incentive Plan;

(4)	to approve the potential issuance of more than 20% of the outstanding shares of Common Stock for the purposes of complying with the rules governing The Nasdaq Stock Market LLC;

(5)	to approve an amendment to the option exchange program previously approved by the Company’s shareholders at the Company’s 2006 Annual Meeting of Shareholders;

(6)	to ratify the appointment of Tauber & Balser, P.C. as the Company’s independent registered public accountants for the year ending December 31, 2007; and

(7)	to transact such other business as may properly come before the Meeting.

These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders. The Board of Directors of the Company has fixed the close of business on November 7, 2007, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Meeting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Amendment No. 1 thereto on Form 10-K/A (collectively, the “Annual Report”) are enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of Directors,

Steven A. Odom
Executive Chairman of the Board and
Chief Executive Officer

Atlanta, Georgia
November 9, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY REVOKE OR CHANGE YOUR PROXY FOR ANY REASON AT ANY TIME BEFORE THE VOTING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, THEN YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
VERSO TECHNOLOGIES, INC.

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the shareholders of Verso Technologies, Inc., a Minnesota corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board”) from holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the “Meeting”) to be held at 10:00 a.m., local time, on December 18, 2007, at The Georgian Club, located at 100 Galleria Parkway, Atlanta, Georgia 30339. This Proxy Statement, the accompanying form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Amendment No. 1 thereto on Form 10-K/A (collectively, the “Annual Report”) are expected to be mailed to shareholders of record of the Company on or about November 13, 2007.

Solicitation of Proxies

The Company will bear the costs of printing and mailing the Proxy Statement, as well as all other costs incurred on behalf of the Board in connection with its solicitation of proxies from the Company’s shareholders. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, personal interview, telephone or other means without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Common Stock not beneficially owned by them, for forwarding such solicitation materials to, and obtaining proxies from, the beneficial owners of such Common Stock entitled to vote at the Meeting. The Company will reimburse these persons for their reasonable expenses incurred in doing so.

Voting Rights and Outstanding Shares

Only shareholders of record as of the close of business on November 7, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 66,747,829 shares of Common Stock outstanding and entitled to vote at the Meeting, held by approximately 645 holders of record. On each proposal considered at the Meeting, each shareholder of Common Stock is entitled to cast one vote per common share held as of the Record Date.

Quorum and Vote Required

A quorum of the Company’s shareholders is necessary to transact business at the Meeting. The presence at the Meeting, in person or by proxy, of a majority of the total number of votes represented by the shares of Common Stock which are outstanding and entitled to vote as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker-non votes, discussed below, count as present for establishing a quorum. If a quorum is not present at the Meeting, then it is expected that the Meeting will be adjourned or postponed to solicit additional proxies.

Provided a quorum is present at the Meeting, (i) the affirmative vote of a plurality of shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required to elect directors and (ii) the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required to approve (a) the amendment to the Company’s amended and restated articles of incorporation, as amended (the “Articles of Incorporation”); (b) the Company’s 2007 Stock Incentive Plan (the “2007 Plan”); (c) the potential issuance of more than 20% of the outstanding shares of Common

Stock for the purposes of complying with the rules governing The Nasdaq Stock Market LLC (the “Nasdaq”); (d) the amendment to the terms of the option exchange program previously approved by the Company’s shareholders at the Company’s 2006 Annual Meeting of Shareholders (the “Option Exchange Program”); and (e) the ratification of the appointment of Tauber & Balser, P.C. (“Tauber & Balser”) as the Company’s independent registered public accountants for the year ending December 31, 2007. The vote required for the approval of the foregoing proposals by the Company’s shareholders at the Meeting is determined in accordance with Minnesota Business Company Act, the Articles of Incorporation and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”). Notwithstanding the foregoing, in determining whether the proposal with respect to the potential issuance of more than 20% of the outstanding shares of Common Stock is approved by the Company’s shareholders for purposes of complying with the Nasdaq rules, the Company will treat all votes cast on such proposal by the former shareholders of sentitO Networks, Inc. (“sentitO Networks”) in respect of the shares of Common Stock issued to them as a result of the Company’s acquisition of sentitO Networks as votes cast against such proposal. See the section of this Proxy Statement titled “Proposal 4: Approval of Potential Issuance of Common Stock — Vote Required for Approval of Proposal 4.”

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the votes cast as to any particular proposal on which the broker has expressly not voted. Broker non-votes are proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners as to certain proposals on which the beneficial owners are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary voting power to vote without instructions. With respect to the proposal to elect directors, abstentions, broker non-votes and instructions to withhold authority to vote for one or more nominees will result in the nominees receiving fewer votes. With respect to all other proposals presented at the Meeting, abstentions will have the same effect as votes cast against such proposals, and broker non-votes will have no effect on such proposals.

Revocability of Proxies

The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, then such shares will be voted in favor of (FOR) (i) the election of each director nominee specified herein; (ii) the approval of the amendment to the Articles of Incorporation; (iii) the approval of the 2007 Plan; (iv) the approval of the potential issuance of more than 20% of the outstanding shares of Common Stock for the purposes of complying with the rules governing the Nasdaq; (v) the approval of the amendment to the Option Exchange Program; (vi) the approval of the ratification of the appointment of Tauber & Balser as the Company’s independent registered public accountants for the year ending December 31, 2007; and (vii) in the discretion of the proxy holder, any other matter that may properly come before the Meeting. Any person signing and mailing a proxy may, nevertheless, revoke it at any time before it is exercised by sending to the Company a written revocation notice or a new, duly executed proxy bearing a later date or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

The business affairs of the Company are managed under the direction of the Board in accordance with the Minnesota Business Company Act, as implemented by the Articles of Incorporation and the Bylaws. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles

The Bylaws provide that the Board shall consist of not less than one director and not more than ten directors. At each of the Company’s annual meetings of shareholders, directors are elected for a term which extends until the next annual meeting of the Company’s shareholders and until their successors are elected and qualified or until their earlier, death, resignation, removal or disqualification. Vacancies on the Board and newly-created directorships can generally be filled by a vote of a majority of the directors then in office.

The Board is currently comprised of seven directors, Mark H. Dunaway, Gary H. Heck, James L. Kanely, Amy L. Newmark, Steven A. Odom, James A. Verbrugge and William J. West. The current directors shall serve as directors until the Meeting and until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification.

Independence of Directors and Director Nominees

The Board has determined that, as of the Record Date, five of the seven members of the Board, Dr. Verbrugge, Ms. Newmark and Messrs. Heck, Kanely and West, are “independent” as defined for purposes of the rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq. The Board has also determined that E. Kenneth Greenwald, a director nominee, is also independent for purposes of the rules of the SEC and the listing standards of the Nasdaq. For a director or director nominee to be considered independent, the Board must determine that the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considers all relevant facts and circumstances, including any transaction or relationship between the director and the Company or its subsidiaries. There are no family relationships among the Company’s directors, director nominees and executive officers.

Board Committees

The Board has established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a customer relations committee (the “Customer Relations Committee”) and a governance and nominating committee (the “Governance and Nominating Committee”). The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee. The current members of the Audit Committee are Messrs. Kanely and West and Dr. Verbrugge, with Mr. West serving as the chairman. From January 1, 2006 to April 19, 2006, the members of the Audit Committee were Mr. Dunaway, Paul R. Garcia and Dr. Verbrugge. On April 19, 2006, Mr. Garcia resigned from the Board and Mr. West was appointed to the Audit Committee to fill the vacancy created by such resignation. In connection with Mr. Dunaway’s election as the Company’s President and Chief Operating Officer effective July 1, 2007, Mr. Dunaway resigned as a member of the Audit Committee and Mr. Kanely was appointed to the Audit Committee to fill the vacancy created by such resignation. The Audit Committee operates under a written charter adopted by the Board on February 24, 2000 and amended and restated by the Board on October 15, 2004, a copy of which is attached to this Proxy Statement as Appendix A. In accordance with the Audit Committee Charter, the Audit Committee, among other things, reviews the Company’s annual financial statements, changes in accounting practices, the selection and scope of the work of the Company’s independent registered public accountants and the adequacy of internal controls for compliance with corporate policies and directives.

The Board has determined that Dr. Verbrugge is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K. Dr. Verbrugge meets the independence requirements of Rule 4200(a)(15) of the Nasdaq. Pursuant to the regulations of the SEC, a person who is determined to be an audit committee financial expert will not be deemed an expert for any purpose, including, without limitation, for purposes of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”), as a result of being designated or identified as an audit committee financial expert pursuant to Item 407(d) of Regulation S-K. Furthermore, the designation or identification of a person as an audit committee financial expert pursuant to Item 407(d) of Regulation S-K does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee or the Board in the absence of such designation or identification. Moreover, the designation or identification of a person as an audit committee financial expert pursuant to Item 407(d) of Regulation S-K does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee. The current members of the Compensation Committee are Mr. Kanely and Ms. Newmark, with Ms. Newmark serving as the chairperson. From January 1, 2006 to April 19, 2006, the members of the Compensation Committee were Ms. Newmark and Mr. Garcia. Upon Mr. Garcia’s resignation from the Board on April 19, 2006, Mr. Kanely was appointed as a member of the Compensation Committee to fill the vacancy created by such resignation. The Compensation Committee does not have a charter. The function of the Compensation Committee is to set the compensation for executive officers, including those officers of the Company who are also directors of the Company, and to act on other such matters relating to compensation as the Compensation Committee or the Board deems appropriate, including the administration of any stock incentive plan.

Customer Relations Committee. The current members of the Customer Relations Committee are Messrs. Heck and West, with Mr. West serving as chairman. The Board established the Customer Relations Committee on February 14, 2007 with Messrs. Dunaway, Heck and West serving as its initial members. In connection with Mr. Dunaway’s election as the Company’s President and Chief Operating Officer effective July 1, 2007, Mr. Dunaway resigned as a member of the Customer Relations Committee. The Customer Relations Committee operates under a written charter adopted by the Board on February 14, 2007. In accordance with its charter, the Customer Relations Committee, among other things, reviews the Company’s relationship with key customers, reviews and provides advice with respect to the Company’s sales and marketing efforts, monitors (with the assistance of the Company’s management) developments in sales and marketing “best practices,” reviews information prepared by the Company’s management regarding market trends and additional customer opportunities and performs any other activities as the Customer Relations Committee or the Board deems appropriate.

Governance and Nominating Committee. The current members of the Governance and Nominating Committee are Messrs. Kanely and West and Dr. Verbrugge, with Mr. Kanely serving as its chairman. The Board established the Governance and Nominating Committee on February 14, 2007, with Messrs. Dunaway, Kanely and West serving as initial members. In connection with Mr. Dunaway’s election as the Company’s President and Chief Operating Officer effective July 1, 2007, Mr. Dunaway resigned as a member of the Governance and Nominating Committee, and the Board appointed Dr. Verbrugge to serve as a member of the Governance and Nominating Committee to fill the vacancy created by such resignation. The Governance and Nominating Committee operates under a written charter adopted by the Board on February 14, 2007, a copy of which is attached to this Proxy Statement as Appendix B. In accordance with its charter, the Governance and Nominating Committee, among other things, oversees, reviews and monitors, and makes periodic recommendations to the Board concerning, matters of corporate governance for the Company and identifies and recommends to the Board for nomination individuals to stand for election to, or fill any vacant seats on, the Board.

Attendance at Board and Committee Meetings

The Board met eight times during the year ended December 31, 2006, and took action by unanimous written consent eight times during such period. The Audit Committee and Compensation Committee met four and seven times, respectively, during the year ended December 31, 2006. Each director of the Company attended 75% or more of the meetings of the Board and committees on which such director served during the year ended December 31, 2006.

Although the Board has no formal policy with respect to Board members’ attendance at the annual meetings of the Company’s shareholders, the Board encourages each Board member to attend such meetings. Notwithstanding the foregoing, Mr. Odom and Montgomery L. Bannerman, the Company’s former Chief Executive Officer, were the only Board members who attended the Company’s 2006 Annual Meeting of Shareholders.

Compensation Committee Interlocks and Insider Participation

No member of the Board serving on the Compensation Committee during the year ended December 31, 2006 was at any time during such year an officer or employee of the Company or any of its subsidiaries nor was any such person a former officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

Nominating Process for Directors

In connection with the nomination process for director nominees and pursuant to its charter, the Governance and Nominating Committee considers and recommends to the Board the number of members that should serve on the Board; leads the search for, identifies and recommends to the Board for nomination qualified candidates for election or appointment as directors; establishes as the Governance and Nominating Committee deems necessary or advisable the minimum qualifications for director nominees as well as specific qualities or skills necessary for one or more of the directors; and considers and reviews the appropriate rules and characteristics required of Board members in the context of the existing make-up of the Board. In addition, the Governance and Nominating Committee oversees and monitors the process set forth in Article III, Section 10 of the Bylaws by which candidates for Board membership may be nominated and recommends to the Board modifications to such process and amendments to such section as the Governance and Nominating Committee deems necessary or advisable.

Only persons who are nominated in accordance with the provisions of Article III, Section 10 of the Bylaws shall be eligible for election as directors at any annual or special meeting of the Company’s shareholders. Article III, Section 10 of the Bylaws provides that nominations of persons for election as directors may be made by or at the direction of the Board (including through a committee delegated with such function) or by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Article III, Section 10 of the Bylaws. Nominations by shareholders shall be made pursuant to timely notice, in writing, to the Company’s Chairman of the Board, President or Secretary. To be timely, a shareholder’s notice in respect of any annual or special meeting of the Company’s shareholders must be delivered to or mailed to and received at the principal executive offices of the Company: (i) in the case of an annual meeting, the earlier of (a) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that this subsection (a) shall not apply if (1) there was no annual meeting in the prior year or (2) the date of the current year’s annual meeting is more than 30 days from the anniversary date of the prior year’s annual meeting; and (b) 60 days prior to the annual meeting; provided, however, that (except as to an annual meeting held on the date specified in the Bylaws, such date not having been changed since the last annual meeting) if less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than 60 days prior to the date of such special meeting; provided, however, that if less than 65 days’ notice or prior public disclosure of the date of such special meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of such special meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made.

A shareholder’s notice in respect of any annual or special meeting of the Company’s shareholders shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act, or any successor regulation thereto; and (ii) as to the shareholder giving the notice: (a) the name and record address of such shareholder and (b) the class and number of shares of capital stock of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a director at any annual or special meeting of shareholders unless nominated in accordance with the procedures set forth in Article III, Section 10 of the Bylaws and summarized above. The chairman of any meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with such procedures, and, if the chairman should so determine, the chairman shall so declare at the meeting and the defective nomination shall be disregarded.

The Governance and Nominating Committee has not established any specific, minimum age, education, years of business experience or specific types of skills required for potential candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. When seeking to identify an individual to become a director, the Governance and Nominating Committee generally considers, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing diversity of expertise and experience and a person’s availability to devote sufficient time to Board duties. Each of the eight nominees for election as a director at the Meeting was identified and recommended by the Governance and Nominating Committee and nominated by the Board based on the foregoing factors, among other things.

Assuming the appropriate background material is provided for candidates submitted by shareholders, the process generally followed by the Governance and Nominating Committee to identify and evaluate candidates described above will be used to evaluate those candidates submitted by shareholders and the Governance and Nominating Committee will apply substantially the same criteria.

Communications With Directors

Shareholders may communicate with the Board or any individual director by sending a letter to the Company at 400 Galleria Parkway, Suite 200, Atlanta Georgia 30339, addressed to the Board or any individual director. The Company’s Secretary will receive the correspondence and forward it to the Executive Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company’s Secretary is authorized to review, sort and summarize all communications received prior to their presentation to the Executive Chairman of the Board or to whomever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, such individuals are authorized to direct such communications to the appropriate department. For example, shareholder requests for materials or information will be directed to the appropriate investor relations personnel.

Code of Ethics

The Board has adopted a Code of Ethics and Conduct that applies to all of the Company’s employees, including the Company’s Chief Executive Officer, President, Chief Financial Officer and Corporate Controller. The Company shall provide to any person without charge, upon request, a copy of the Company’s Code of Ethics and Conduct. Such requests should be directed to the Secretary of the Company at 400 Galleria Parkway, Suite 200, Atlanta, Georgia 30339.

Review, Approval or Ratification of Transactions with Related Persons

It is an unwritten policy and practice of the Board, which is not otherwise evidenced, that all transactions which would be required to be reported pursuant to Regulation 404(a) of Regulation S-K must be reviewed and approved by the Audit Committee before the Company enters into such transaction

DIRECTOR COMPENSATION

The compensation for the Company’s non-employee directors is determined by the Board. In an effort to link the compensation of the Company’s non-employee directors more closely to the interests of the Company’s shareholders, the Company pays director fees to its non-employee directors in equity-based compensation issued pursuant to the Company’s 1999 Stock Incentive Plan, as amended (the “1999 Plan”), instead of in cash. In addition, the Company reimburses its non-employee directors for out-of-pocket expenses incurred in attending Board and committee meetings. The following table sets forth information regarding the compensation for director fees paid to, earned by or accrued for the Company’s non-employee directors during the year ended December 31, 2006.

Name	Stock Awards(1)		Option Awards(2)		Total
Mark H. Dunaway(3)	$107,100	(4)	$37,252	(5)	$144,352
Gary H. Heck	$71,400	(6)	—		$71,400
James R. Kanely	$83,300	(7)	$23,989	(8)	$107,289
Amy L. Newmark	$95,200	(9)	—		$95,200
James A. Verbrugge	$83,300	(10)	—		$83,300
William J. West	$59,500	(11)	$41,145	(12)	$100,645

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006, for the fair value of shares of Common Stock granted in such year, in accordance with Financial Accounting Standards Board Statement of Financial Account Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”). Fair value is calculated using the closing price of the Common Stock on the date of grant. At December 31, 2006, no other stock awards were held by the directors other than as set forth in this column.

(2)	This column represents the dollar amount recognized for financial reporting purposes with respect to the year ended December 31, 2006, for the fair value of options granted to the directors in such year as well as prior years. The fair value was calculated using the Black-Scholes option-pricing model in accordance with FAS 123R.

(3)	Mr. Dunaway was elected as the Company’s President and Chief Operating Officer effective July 1, 2007. Mr. Dunaway continues to serve as a director of the Board.

(4)	Represents the dollar amount recognized with respect to 90,000 shares of Common Stock granted on November 17, 2006, at a price of $1.19 per share, all of which shares vested on the date of grant.

(5)	Represents the dollar amount recognized with respect to an option granted on July 22, 2005, to purchase 40,000 shares of Common Stock with an exercise price of $2.50 per share. Mr. Dunaway held options to purchase an aggregate of 40,000 shares of Common Stock as of December 31, 2006.

(6)	Represents the dollar amount recognized with respect to 60,000 shares of Common Stock granted on November 17, 2006, at a price of $1.19 per share, all of which shares vested on the date of grant. Mr. Heck held options to purchase an aggregate of 107,500 shares of Common Stock as of December 31, 2006.

(7)	Represents the dollar amount recognized with respect to 70,000 shares of Common Stock granted on November 17, 2006, all of which shares vested on the date of grant.

(8)	Represents the dollar amount recognized with respect to an option granted on August 17, 2005, to purchase 40,000 shares of Common Stock at an exercise price of $2.50 per share. Mr. Kanely held options to purchase an aggregate of 40,000 shares of Common Stock as of December 31, 2006.

(9)	Represents the dollar amount recognized with respect to 80,000 shares of Common Stock granted on November 17, 2006, at a price of $1.19 per share, all of which vested on the date of grant. Ms. Newmark also held options to purchase an aggregate of 102,500 shares of Common Stock as of December 31, 2006.

(10)	Represents the dollar amount recognized with respect to 70,000 shares of Common Stock granted on November 17, 2006, at a price of $1.19 per share, all of which shares vested on the date of grant. Dr. Verbrugge held options to purchase an aggregate of 40,000 shares of Common Stock as of December 31, 2006.

(11)	Represents the dollar amount recognized with respect to 50,000 shares of Common Stock granted on November 17, 2006, at a price of $1.19 per share, all of which shares vested on the date of grant.

(12)	Represents an option granted on May 12, 2006 to purchase 50,000 shares of Common Stock at an exercise price of $1.20 per share. Mr. West held options to purchase an aggregate of 50,000 shares of Common Stock as of December 31, 2006.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees for Election as Director

Upon recommendation of the Governance and Nominating Committee, the Board has nominated the eight director nominees named below for election as directors of the Company. If elected at the Meeting, the director nominees named below will serve as directors of the Company until the next annual meeting of the Company’s shareholders and until their successors are elected and qualified or until the earlier death, resignation, removal or disqualification.

It is intended that the shares represented by the enclosed proxy will be voted, unless authority is withheld, for the election to the Board of each of the nominees listed below. If any such nominee for any reason should not be available as a candidate for director, then votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be identified and recommended by the Governance and Nomination Committee and nominated by the Board. The Board is unaware of a nominee who is unable to serve as a director or will decline to serve as a director, if elected.

Set forth below is certain information as of the Record Date concerning each of the nominees for election as director of the Company. This information is based on information furnished to the Company by each nominee. Except as set forth below, each of the nominees has been engaged in his or her principal occupation during the past five years.

Mark H. Dunaway, age 62, has served as a director of the Company since June 1, 2005 and as the Company’s President and Chief Operating Officer effective July 1, 2007. Mr. Dunaway also served as a member of the Audit Committee from June 1, 2005 until July 1, 2007 and as a member of the Governance and Nominating Committee and the Customer Relations Committee from February 14, 2007 until July 1, 2007. From October 2003 through June 2007, Mr. Dunaway served as Chairman and Chief Executive Officer of Composite Materials Technology, LLC, a provider of engineering products.

Dr. E. Kenneth Greenwald, age 71, is a private investor. He was formerly the Professor Emeritus from the College of Engineering at the University of Wisconsin-Madison where he taught electrical engineering from 1985 to 1995. Previously, he practiced as a licensed Professional Engineer in a consulting engineering firm he founded from 1973 to 1985, specializing in hospital and industrial electrical and energy systems until he sold the company to a large privately-owned engineering firm. Earlier in his career, Dr. Greenwald taught in the electrical engineering departments at the University of Missouri at Columbia, Missouri and at The Ohio State University where he earned his Ph.D. His published book on electrical safety in the work place has been widely distributed. Other corporate experience includes the position of Director of Research and Product Development for C. R. Bard in the state of New York

Gary H. Heck, age 63, has served as a director of the Company since September 29, 2000 and as a member of the Customer Relations Committee since February 14, 2007. Mr. Heck also served as the Company’s President and Chief Operating Officer from February 23, 2004 to November 3, 2004, and as a member of the Compensation Committee from September 29, 2000 until February 24, 2004. From January 2000 to September 2000, Mr. Heck served as a director of Cereus Technology Partners, Inc. (“Cereus”). Mr. Heck has been a consultant since 1989, most recently serving as a Managing Partner and a co-founder of PacifiCom, a consulting services company. From 1987 until 1989, Mr. Heck was President and Chief Executive Officer of Telematics Products, Inc., a telecommunications products company. From 1983 until 1987, Mr. Heck held various executive positions at Pacific Telesis Corporation, one of the nation’s largest Regional Bell Operating Companies, and completed his tenure as a corporate officer of several subsidiaries of Pacific Telesis and as Chief Executive Officer of PacTel Products Corporation. From 1977 until 1983, Mr. Heck was a Division Manager and District Manager at AT&T Corporation, where he was responsible for sales and marketing programs. From 1967 until 1977, Mr. Heck held various positions at Pacific Telephone & Telegraph. He is Chairman of the board of directors of RRT Global, Limited, which provides the identification, recovery, processing, trading and export of obsolete metallic assets for public and private entities.

James R. Kanely, age 66, has served as a director of the Company since August 17, 2005 and as a member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee since July 1, 2007, April 19, 2006, and February 14, 2007, respectively. Since August 1993, Mr. Kanely has served as a member of the board of directors and chairman of the audit committee of The Alpine Group, Inc., a publicly-traded industrial holding company. He is also on the board of directors of two privately-held companies: Taco, Inc., a manufacturer of pumps, valves and control systems for residential and commercial hydronic systems; and PPC Insulators, Inc., a manufacturer of porcelain insulators for the electrical utility industry.

Amy L. Newmark, age 50, has served as a director of the Company and a member of the Compensation Committee since September 29, 2000. From January 2000 to September 2000, Ms. Newmark served as a director of Cereus. Ms. Newmark is a private investor in the technology, Internet and telecommunications fields. From 1995 to 1997, she served as Executive Vice President of Strategic Planning at Winstar Communications, Inc. Prior to 1995, Ms. Newmark served as the general partner of Information Age Partners, L.P., a hedge fund investing primarily in technology and emerging growth companies. Before that, Ms. Newmark was a securities analyst specializing in telecommunications and technology companies.

Steven A. Odom, age 54, has served as the Executive Chairman of the Board since October 1, 2005 and Chief Executive Officer effective July 1, 2007. In addition, Mr. Odom served as the Company’s Chief Executive Officer from September 29, 2000 to September 30, 2005, and as the Company’s Chairman of the Board from December 2000 to September 30, 2005. From January 2000 to September 2000, Mr. Odom served as the Chairman of the Board and the Chief Executive Officer of Cereus. From 1994 until June 1998, Mr. Odom served as Chief Executive Officer of World Access, Inc., a provider of voice, data and Internet products and services around the world (“World Access”). From June 1998 until June 1999, Mr. Odom also served as Chairman of the Board of World Access. From 1990 until 1994, Mr. Odom was a private investor in several companies, including World Access and its predecessor. From 1987 until 1990, Mr. Odom served as President of the PCS Division of Executone Information Systems in Atlanta, Georgia, a public company that manufactured and distributed telephone systems. From 1983 until 1987, Mr. Odom was Chairman and Chief Executive Officer of Data Contract Company, Inc., a manufacturer of telephone switching equipment and intelligent pay telephones, which he founded in 1983. From 1974 until 1983, he served as the Executive Vice President of Instrument Repair Service, a private company co-founded by Mr. Odom in 1974 that repaired test instruments for local exchange carriers.

Dr. James A. Verbrugge, age 67, has served as a director of the Company since November 9, 2004 and as a member of the Audit Committee and the Governance and Nominating Committee since January 28, 2005, and July 1, 2007, respectively. Dr. Verbrugge is Emeritus Professor of Finance in the Terry College of Business at the University of Georgia. From 1976 to 2001, he was the Chairman of the Department of Banking and Finance in the Terry College of Business, and he held the Chair of Banking from 1992 to 2002. He is a member of the Board of Directors of each of Crown Crafts, Inc., a company which designs, markets and distributes infant and juvenile consumer products, and Tri-S Security Corporation, a provider of security services and equipment for federal government and private entities, and also serves on the board of one private company. Dr. Verbrugge also serves as a member of Tri-S Security Corporation’s audit committee and compensation committee.

William J. West, age 56, has served as a director of the Company and as a member of the Audit Committee, the Customer Relations Committee and the Governance and Nominating Committee since April 19, 2006, February 14, 2007, and February 14, 2007, respectively. Since 2002, Mr. West has also served as a partner of the Innovate Group, LLC, a board-level consulting firm. From 1999 through 2002, Mr. West served as the President of Carolina Phone, PCS. In 1996, Mr. West founded Solo America, LLC, a nationwide paging reseller. From January 1989 to April 1996, Mr. West served as president and chief operating officer of Dial Page, Inc., the sixth largest paging provider in the United States (“Dial Page”). Under his leadership, Dial Page gained an industry reputation as a high value provider and achieved strong internal growth through acquisitions before Dial Page’s sale to Mobil Media, Inc. in 1996. Additionally, from 1978 to 1987, Mr. West held several executive level positions with AT&T Communications, Inc. Mr. West currently serves as an advisory board member of Transactis, Inc., Strikeiron, Inc. and Bike and Build, a non-profit organization. Further, Mr. West has served as a board member of several other privately-held companies, including DataFlux, Inc., Unified Signal LLC, Carolina PCS, LP, The Latin Broadband Group, Inc. and Readycom, Inc.

Vote Required for Election of Directors

The affirmative vote of a plurality of shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required to elect each of the director nominees as a director of the Company.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Common Stock vote in favor of (FOR) each of the nominees for election as director of the Company.

PROPOSAL 2:
APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

Introduction

The Board, subject to shareholder approval, has adopted and approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 120,000,000 shares to 200,000,000 shares (the “Charter Amendment”). The Board has determined that the Charter Amendment is advisable and in the best interests of the Company and its shareholders and has directed that the Charter Amendment be submitted to the Company’s shareholders for approval.

If the Charter Amendment is approved by the Company’s shareholders at the Meeting, then Article III, Section 3.1 of the Articles of Incorporation will be amended and restated in its entirety as follows:

“This corporation shall have the authority to issue an aggregate of two hundred million (200,000,000) shares of Common Stock, each with $0.01 par value per share. Such shares shall be designated as this corporation’s ‘Common Stock’.”

The Charter Amendment, if approved by the Company’s shareholders, would become effective upon the filing with the Secretary of State of the State of Minnesota of articles of amendment to the Articles of Incorporation that contain the Charter Amendment. It is expected that that filing of the articles of amendment will take place shortly after the Meeting, assuming the shareholders approve the Charter Amendment at the Meeting.

Current Use of Shares

As of the Record Date, there were 120,000,000 authorized shares of Common Stock of which: (i) 66,747,829 shares were outstanding; (ii) 4,229,334 shares were reserved for issuance upon exercise of outstanding options issued pursuant to the 1999 Plan; (iii) 142,515 shares were reserved for issuance under the Company’s stock purchase plan; (iv) 25,968,709 shares were reserved for issuance upon exercise of outstanding warrants and upon conversion of outstanding convertible debt; and (v) 21,590,901 shares were available for issuance and not reserved for other purposes. Accordingly, as of the Record Date, the Company had 21,590,901 shares of Common Stock authorized and unreserved.

Purpose of the Charter Amendment

The Board believes that it is desirable that the Company have the flexibility to issue additional shares of Common Stock for general corporate purposes that may be identified in the future. The availability of additional shares of Common Stock will enhance the Company’s flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, employee benefit programs, corporate mergers and acquisitions, asset purchases, the possible funding of new product programs or businesses and other corporate purposes. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes. The Company does not have any current planned use of the proposed additional shares of Common Stock other than the potential issuance of shares of Common Stock (i) pursuant to the 2007 Plan, which is further described in the section of this Proxy Statement titled “Proposal 3: Approval of the 2007 Plan”; (ii) as contingent consideration in connection with the Company’s acquisition of sentitO Networks, which is further described in the section of this Proxy Statement titled “Proposal 4: Approval of Potential Issuance of Common Stock”; and (iii) in connection with possible strategic acquisitions or joint venture arrangements which the Company may determine to make in the future.

No additional action or authorization of the Company’s shareholders will be necessary prior to the issuance of any additional shares of Common Stock unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. Examples of circumstances in which further shareholder action may be required for issuance of such additional shares include: (i) transactions involving the issuance of shares representing 20% or more of the Company’s outstanding shares; (ii) transactions that would result in a change of control of the Company; and (iii) adoption of increases in shares available under, or material changes to, equity compensation plans.

Effects of the Charter Amendment

All additional authorized shares would become part of the existing class of Common Stock, and the Charter Amendment would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. The Company’s shareholders do not have any preemptive or preferential right to purchase shares of Common Stock in connection with any future issuance of such shares.

The Charter Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Charter Amendment, nor is the Charter Amendment part of a plan by the Board to adopt a series of anti-

takeover measures. The availability for issuance of additional shares of Common Stock or rights to purchase such shares could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive shareholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to shareholders generally.

As stated above, the Company has no present intent to use the additional authorized shares of Common Stock for anti-takeover purposes, and the Charter Amendment is not part of a plan by the Board to adopt a series of anti-takeover provisions; however, if the Charter Amendment is approved by the shareholders at the Meeting, then more shares of Common Stock would be available for such purposes than are currently available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of Common Stock to discourage such efforts if they were to arise.

Additionally, the issuance of additional shares of Common Stock otherwise than on a pro rata basis to all current shareholders will have a dilutive effect on earnings per share, book value per share and the equity and voting power of current shareholders and may adversely affect the market price of the Common Stock.

Vote Required for Approval of Proposal 2

Approval of this Proposal 2 will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote in favor of (FOR) this Proposal 2. Proxies solicited by the Board will be voted (FOR) this Proposal 2 unless instructions to the contrary are given.

PROPOSAL 3:
APPROVAL OF THE 2007 PLAN

Overview of the 2007 Plan

On October 24, 2007, the Compensation Committee and the Board approved, subject to shareholder approval, the 2007 Plan. The purpose of the 2007 Plan is to advance the interest of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders. If approved by the Company’s shareholders at the Meeting, the 2007 Plan will afford the Board the flexibility to design equity-based compensatory awards that are responsive to the Company’s business needs and will authorize a variety of awards designed to advance the interests and long-term success of the Company.

If approved by the Company’s shareholders at the Meeting, the 2007 Plan will replace the 1999 Plan and will become effective on the date immediately following the date it is approved by the Company’s shareholders. No further awards will be made under the 1999 Plan after the effective date of the 2007 Plan. Awards outstanding as of the effective date of the 2007 Plan and granted under the 1999 Plan or under any of the Company’s 1995 Stock Incentive Plan, 1997 Stock Incentive Plan or 1998 Stock Incentive Plan (collectively, the “Prior Stock Incentive Plans”) shall remain subject to the terms of the Prior Stock Incentive Plan under which they were granted, except that the Board may elect to extend one or more of the features of the 2007 Plan, if approved by the Company’s shareholders at the Meeting, to such awards.

The following is a summary of the principal provisions of the 2007 Plan, a copy of which is attached as Appendix C to this Proxy Statement.

Highlights of the 2007 Plan

The 2007 Plan authorizes the Board or a committee of the Board to provide equity-based compensation in the form of option rights, restricted stock, restricted stock units, performance shares and performance units for the purpose of providing the Company’s directors, officers, employees, consultants and advisors incentives and rewards for performance. It is intended that the Board will delegate administration of the 2007 Plan to the Compensation Committee.

2007 Plan Limits. Total awards under the 2007 Plan are limited to 10,000,000 shares of Common Stock, plus any shares of Common Stock remaining available for issuance under the 1999 Plan as of the effective date of the 2007 Plan and any shares of Common Stock subject to outstanding awards granted under any Prior Stock Incentive Plan which subsequently expire or are forfeited or cancelled after the effective date of the 2007 Plan. Furthermore, the 2007 Plan provides that no more than 10,000,000 shares of Common Stock may be issued in the form of awards other than stock options (after taking into account forfeitures, expirations and cancellations). The 2007 Plan also limits the aggregate number of stock options that may be granted to any one participant in a calendar year to 2,000,000. The aggregate number of restricted shares and restricted stock units that specify management objectives (as described below) and performance shares that may be granted to any one participant in a calendar year is limited to 2,000,000. In addition, no participant may receive performance units in any calendar year having a value in excess of $2,000,000.

No Liberal Recycling Provisions. The 2007 Plan provides that, except for awards settled in cash, only shares covered by awards that expire or are cancelled or forfeited will again be available for issuance under the 2007 Plan. The following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the option price; (ii) outstanding shares withheld from a participant and redeemed by the Company or sold on the participant’s behalf to satisfy any tax withholding obligation; and (iii) shares that are repurchased by the Company with option right proceeds.

Minimum Vesting Periods. The 2007 Plan also provides that the period of time within which management objectives relating to performance shares and performance units must be achieved will be a minimum of one year, which may be subject to acceleration in the event of the retirement, death or disability of the participant or a change of control of the Company.

Minimum Option Exercise Price. The 2007 Plan further provides that no stock options will be granted with an exercise price less than the fair market value of the Common Stock on the date of grant. Under the 2007 Plan, the fair market value means the closing price of the Common Stock on The Nasdaq SmallCap Market or other exchange or market on which the Common Stock is listed. The fair market value of a share of the Common Stock as reported on The Nasdaq SmallCap Market on the Record Date was $0.62 per share.

No Option Repricing. Option repricing is prohibited without shareholder approval under the 2007 Plan.

Section 162(m) of the Code. The 2007 Plan is designed to allow awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

Summary of the 2007 Plan

Shares Subject to the 2007 Plan. Subject to adjustment as provided in the 2007 Plan, the number of shares of the Common Stock that may be issued or transferred (i) upon the exercise of option rights, (ii) as restricted stock and released from substantial risk of forfeiture, (iii) in payment of restricted stock units, (iv) in payment of performance shares or performance units that have been earned or (v) in payment of dividend equivalents paid with respect to awards, will not exceed in the aggregate 10,000,000 shares of Common Stock, plus the number of shares of Common Stock remaining available for issuance under the 1999 Plan as of the effective date of the 2007 Plan and the number of shares of Common Stock subject to awards granted under any Prior Stock Incentive Plan which subsequently expire or are forfeited or cancelled after the effective date of the 2007 Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares covered by an award shall not be counted as used unless and until they are actually issued and delivered to a participant. Without limiting the generality of the foregoing, (i) upon payment in cash of all or any portion of the benefit provided by any award (including any cash utilized by the Company to satisfy any tax withholding requirement with respect to such award), any unissued shares that otherwise would have been issued pursuant to that award will be available for issue or transfer under the 2007 Plan; and (ii) any shares of Common Stock subject to awards granted under the 2007 Plan that expire or are forfeited or cancelled will be available for issue or transfer under the 2007 Plan. Notwithstanding anything to the contrary: (A) shares tendered in payment of the exercise price of an option right shall not be added to the aggregate plan limit described above; (B) outstanding shares withheld from a participant and redeemed by the Company or sold on a participant’s behalf to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; and (C) shares that are repurchased by the Company with option right proceeds shall not be added to the aggregate plan limit described above.

The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of option rights will not exceed 10,000,000 shares. The number of shares of Common Stock issued as restricted stock, restricted stock units, performance shares and performance units (taking into account any forfeitures, expirations and cancellations) will not, in the aggregate, exceed 10,000,000 shares. Further, no participant will be granted option rights, in the aggregate, for more than 2,000,000 shares of Common Stock during any calendar year, and no participant will be granted restricted stock or restricted stock units that specify management objectives or performance shares, in the aggregate, for more than 2,000,000 shares of Common Stock during any calendar year. In no event shall any participant in any calendar year receive an award of performance units having an aggregate maximum value as of their respective dates of grant in excess of $2,000,000. The foregoing limits are subject to certain adjustments as provided in the 2007 Plan.

Eligibility. The following persons may be selected by the Board to receive benefits under the 2007 Plan: (i) members of the Board; (ii) officers and employees of the Company or its subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant; and (iii) consultants or advisors of the Company or its subsidiaries. The selection of those directors, officers, employees, consultants and advisors who will receive awards, and the number of shares subject to awards, is entirely within the discretion of the Board. The current number of people who are to be selected to participate in the 2007 Plan has not been determined.

Option Rights. Option rights may be granted that entitle the optionee to purchase shares of Common Stock at a price not less than the fair market value per share on the date of grant. The option price is payable (i) in cash, (ii) by the transfer to the Company of shares of Common Stock owned by the optionee having a value at the time of exercise equal to the option price, (iii) by a combination of such payment methods or (iv) by such other methods as may be approved by the Board. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares to which the exercise relates.

Option rights may be any of the following: (i) options (including incentive stock options, or “ISOs”) intended to qualify under particular provisions of the Code; (ii) options not intended to so qualify; or (iii) a combination of the foregoing.

No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with the Company that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of retirement, death or disability of the participant or a change of control of the Company. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify management objectives that must be achieved as a condition to exercising such rights. Before the exercise of such option rights, the Board must determine that the management objectives have been satisfied. Option rights will be subject to an evidence of award containing such terms and provisions, consistent with the 2007 Plan, as the Board may approve.

Restricted Stock. A grant of restricted stock constitutes the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, but may be subject to a substantial risk of forfeiture and restrictions on transfer as described below. Such grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than current fair market value of Common Stock.

Any grant of restricted stock may provide that the restricted stock vests upon the passage of time, subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of time as determined by the Board at the date of grant. To enforce any such forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Board for the applicable period. Any grant of restricted stock may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, death or disability of the participant or in the event of a change of control of the Company.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares and, in addition, may provide for the earlier termination of these restrictions in the event of the retirement, death or disability of the participant or in the event of a change of control of the Company. Any such grant may also specify in respect of such management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the management objectives. Before termination or early termination of the restrictions, the Board must determine that the management objectives have been satisfied. Any grant or sale of restricted stock may require that any dividends or other distributions paid thereon during the period of the restrictions be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. Restricted stock will be subject to an evidence of award containing such terms and provisions, consistent with the 2007 Plan, as the Board may approve.

Restricted Stock Units. A grant of restricted stock units constitutes an agreement by the Company to deliver shares of Common Stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (including management objectives) during the restriction period as the Board may specify. The duration of the restriction period applicable to each grant or sale of restricted stock units shall be determined by the Board at the date of grant and such grant may provide for the earlier lapse or other modification of the restriction period in the event of the retirement, death or disability of the participant or in the event of a change of control of the Company. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such restricted stock units, but the Board may, at the date of grant, authorize the payment of dividend equivalents on such restricted stock units on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock. Each grant or sale will specify the time and manner of payment of restricted stock units that have been earned. Any grant or sale may specify that the amount payable may be paid in cash, in shares of Common Stock or in any combination thereof and may either grant to the participant or retain in the Board the right to elect among those alternatives.

Any grant of restricted stock units may specify management objectives that, if achieved, will result in termination or early termination of the restriction period. Any such grant may also specify in respect of such management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock units on which the restriction period will terminate if performance is at or above the minimum level, but below full achievement of the management objectives. Before the termination or early termination of the restrictions applicable to such restricted stock units, the Board must determine that the management objectives have been satisfied. Restricted stock units will be subject to an evidence of award containing such terms and provisions, consistent with the 2007 Plan, as the Board may approve.

Performance Shares and Performance Units. A performance share is the equivalent of one share of Common Stock and a performance unit is the equivalent of $1.00 or such other value as determined by the Board. The participant will be given one or more management objectives to meet within a specified performance period. Each grant may also specify management objectives level or levels. The specified performance period will be a period of time not less than one year, except in the case of retirement, death or disability of the participant or a change of control of the Company, if the Board shall so determine. If by the end of the performance period, the participant has achieved the management objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not fully achieved the management objectives, but has attained or exceeded the predetermined level or levels of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. Before such awards will be earned and paid, the Board must determine that the management objectives have been satisfied.

To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Board. Any grant may specify that the amount payable may be paid in cash, shares of Common Stock or any combination thereof and may either grant to the participant or retain in the Board the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents in cash or in shares of Common Stock on a current, deferred or contingent basis. Performance shares and performance units will be subject to an evidence of award containing such terms and provisions, consistent with the 2007 Plan, as the Board may approve.

Management Objectives. The 2007 Plan requires that the Board establish “management objectives” for purposes of performance shares and performance units. When so determined by the Board, option rights, restricted stock or restricted stock units may also specify management objectives. Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the participant is employed. The management objectives may also relate to the performance of other companies. Management objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, will be limited to specified levels of or growth in: (i) appreciation in value of shares, (ii) total shareholder return, (iii) earnings per share, (iv) operating income, (v) operating income before depreciation or amortization; (vi) net income, (vii) pretax earnings, (viii) earnings before interest, taxes, depreciation and amortization, (ix) pro forma net income, (x) return on equity, (xi) return on designated assets, (xii) return on capital, (xiii) economic value added, (xiv) revenues or sales, (xv) expenses, (xvi) operating profit margin, (xvii) operating cash flow, (xviii) free cash flow, (xix) cash flow return on investment, (xx) operating margin or net profit margin or (xxi) any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, then the Board may in its discretion modify such management objectives or the level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Board may not make any modification of the management objectives or acceptable level or levels of achievement with respect to such “covered employee.”

Administration. The 2007 Plan is to be administered by the Board, except that the Board has the authority to delegate any or all of its powers to the Compensation Committee or any other committee of the Board (or subcommittee thereof). The Board is authorized to interpret the 2007 Plan and related agreements and other documents. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the authority to grant and determine the terms and conditions of awards granted under the 2007 Plan; provided, however, that the Board shall fix the maximum number of shares subject to such grants and such delegation will not be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code.

Adjustments. The number or kind of shares covered by outstanding awards under the 2007 Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the 2007 Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board shall also make or provide for such adjustments in the number of shares available under the 2007 Plan and the other limitations contained in the 2007 Plan as the Board may determine appropriate to reflect any transaction or event described above.

Transferability. No option right granted under the 2007 Plan is transferable by a participant, except upon death, by will or by the laws of descent and distribution. Except as otherwise determined by the Board, option rights are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

The Board may specify at the date of grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon exercise of option rights, upon termination of the restriction period applicable to restricted stock units or upon payment under any grant of performance shares or performance units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer with respect to restricted stock, will be subject to further restrictions on transfer.

Withholding Taxes. Each participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an award made under the 2007 Plan. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, then the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture or otherwise in payment of any award granted under the 2007 Plan or, if the Company so requires, at the same time as the payment of the option price unless the Company determines otherwise.

Compliance with Section 409A of the Code. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 2007 Plan. To the extent applicable, it is intended that the 2007 Plan and any grants made under the 2007 Plan comply with the provisions of Section 409A of the Code. The 2007 Plan and any grants made under the 2007 Plan will be administered in a manner consistent with this intent, and may be amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of the participants). Any reference to Section 409A will also include any regulations or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Effective Date. The 2007 Plan will be effective the date immediately following the date it is approved by the Company’s shareholders.

Amendments. The Board may amend the 2007 Plan from time to time without further approval by the Company’s shareholders, except if an amendment (i) would materially increase the benefits accruing to participants, (ii) would materially increase the number of securities which may be issued under the 2007 Plan, (iii) would materially modify the requirements for participation in the 2007 Plan or (iv) must otherwise be approved by the shareholders in order to comply with applicable law or the rules and regulations of the Nasdaq. In addition, if at any time the approval of the Company’s shareholders is required under Section 422 of the Code in order to amend the 2007 Plan, then such amendment will also be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Furthermore, except for certain adjustments described above, the Board will not, without further approval of the shareholders, authorize the amendment of any outstanding option right to reduce the option price, or cancel any option right and replace it with an award having a lower option price.

The Board may, in its sole discretion, accelerate the time at which an option right or other award may be exercised or the time at which a substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when a restriction period will end or the time at which performance shares or performance units will be deemed to have been fully earned or the time when a transfer restriction will terminate and may waive any other limitation or requirement under any such award.

Subject to the prohibition on option repricing described above, the Board may amend the terms of any award granted under the 2007 Plan prospectively or retroactively, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the management objectives or the level or levels of achievement with respect to such “covered employee.” Subject to adjustments (as described above), no such amendment shall impair the rights of any participant without his or her consent.

Term of the 2007 Plan. The Board may, in its discretion, terminate the 2007 Plan at any time. Termination of the 2007 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2007 Plan more than 10 years after the date on which the 2007 Plan is first approved by the Company’s shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2007 Plan.

Federal Income Tax Consequences of the 2007 Plan

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2007 Plan based on federal income tax laws in effect on January 1, 2007. This summary is not intended to be complete and does not describe state, local or non-U.S. tax consequences.

Tax Consequences to Participants

Non-qualified Option Rights. In general, (i) no income will be recognized by an optionee at the time a non-qualified option right is granted, (ii) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If no disqualifying disposition of the shares issued on exercise of an ISO is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, then the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, then any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. Any subsequent transfer of shares of Common Stock or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the shares of Common Stock received over the amount paid, if any, by the participant.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any shares of Common Stock received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. To the extent payments which are contingent upon a change in control are determined to be excess parachute payments, they may be subject to a 20% non-deductible excess tax and the Company’s deduction with respect to the associated compensation may be disallowed in whole or in part.

New Plan Benefits

As discussed earlier in this Proxy Statement, the Company’s shareholders approved and authorized the Option Exchange Program at the Company’s 2006 Annual Meeting of Shareholders. As discussed in the Proxy Statement for such meeting dated October 4, 2006 (the “2006 Proxy Statement”), the Option Exchange Program, if implemented, will permit the current officers, non-employee directors and employees of the Company and its subsidiaries, including the Company’s executive officers (collectively, “Eligible Holders”), to exchange all outstanding options to purchase shares of Common Stock held by them (“Eligible Options”) for a lesser number of shares of restricted Common Stock. For every Eligible Option to purchase four shares of Common Stock surrendered by an Eligible Holder in the Exchange Program, the Company will grant to such holder one share of restricted Common Stock (the “Exchange Ratio”). Each award of restricted Common Stock granted in the Option Exchange Program to any Eligible Holder other than a non-employee director of the Company will vest in two equal installments on each of the four-month anniversary and the 12-month anniversary of the date of grant of such award. Each award of restricted Common Stock granted in the Exchange Program to any non-employee director of the Company will be vested in its entirety on the date of grant. Notwithstanding the foregoing, an award of restricted Common Stock will terminate and will not vest if the grantee of such award is not an employee or director of the Company or one of its subsidiaries as of the date such award is granted and on each date on which it vests. A further description of the terms of the Option Exchange Program is set forth in the 2006 Proxy Statement.

If the 2007 Plan is approved by the Company’s shareholders at the Meeting and the Company implements the Option Exchange Program, then upon surrender of Eligible Options by Eligible Holders for exchange pursuant to the Option Exchange Program, the Company will grant awards under the 2007 Plan (and not the 1999 Plan, which the Company may not make grants under upon the effective date of the 2007 Plan) as follows:

•	If Proposal 5 of this Proxy Statement IS NOT approved by the Company’s shareholders at the Meeting, then the Company will grant restricted stock awards covering a number of shares of Common Stock in accordance with the Exchange Ratio and otherwise in accordance with the terms of the Option Exchange Program as described in the 2006 Proxy Statement; or

•	If Proposal 5 of this Proxy Statement IS approved by the Company’s shareholders at the Meeting, then the Company will grant, as contemplated by Proposal 5 of this Proxy Statement, awards of restricted stock or restricted stock units covering a number of shares of Common Stock in accordance with the Exchange Ratio and otherwise in accordance with the terms of the Option Exchange Program as described in the 2006 Proxy Statement.

Approval by the Company’s shareholders of the 2007 Plan also constitutes approval by the Company’s shareholders to issue awards under the 2007 Plan upon consummation of the Option Exchange Program as described in the paragraph above.

New Plan Benefits if Proposal 5 is Not Approved. The table below sets forth the value and number of Eligible Options which may be surrendered in connection with the Option Exchange Program by the individuals and groups identified below and the value and number of shares of Common Stock underlying awards of restricted stock to be granted under the 2007 Plan upon such surrender. The information in the table below assumes that (i) Proposal 5 of this Proxy Statement is not approved by the Company’s shareholders at the Meeting, (ii) all Eligible Options are exchanged in the Option Exchange Program, and (iii) the awards of restricted stock are granted in accordance with the Exchange Ratio.

	Eligible Options			Shares of Restricted Common Stock
Name and Position	Dollar Value(1)	Number	Exercise Prices	Dollar Value(2)	Number
Steven A. Odom	$ 617,937	1,822,024	$0.63 to $16.57	$300,634	455,506
Executive Chairman of the Board and Chief Executive Officer
Mark H. Dunaway	$ 308,844	561,825	$0.63 to $2.50	$92,537	140,456
President and Chief Operating Officer
Martin D. Kidder	$ 160,008	311,081	$0.63 to $1.15	$61,384	93,006
Chief Financial Officer
Montgomery L. Bannerman	—	—	—	—	—
Former Chief Executive Officer, former President and former Senior Vice President, Strategic Initiatives
Juliet M. Reising	—	—	—	—	—
Former Executive Vice President and former Chief Financial Officer
Yves Desmet	—	—	—	—	—
Former Senior Vice President, Worldwide Sales and former Director of Sales
James Nevelle	—	—	—	—	—
Former Vice President, Worldwide Sales
All Current Executive Officers as a Group	$1,086,789	2,694,930	$0.63 to $16.57	$454,555	697,968
All Current Directors Who are Not Executive Officers as a Group	$ 126,876	340,000	$1.12 to $9.10	$56,101	85,000
All Employees (including all Current Officers Who are Not Executive Officers) as a Group	$ 227,849	949,701	$0.63 to $90.00	$156,701	237,425

(1)	The Company calculated the dollar value of the Eligible Options outstanding as of October 25, 2007, using the Black-Scholes option valuation model. The Black-Scholes model is a common method used for estimating the fair value of a stock option, and the Company uses this model for determining stock-based compensation reported in the Company’s consolidated financial statements. For purposes of determining the dollar value of an Eligible Option under the Black-Scholes model, the following factors were used: (i) the Eligible Option’s exercise price; (ii) an assumed value of $0.66 per share of the Common Stock, which was the average closing price per share of the Common Stock on The Nasdaq Capital Market on October 25, 2007; (iii) an expected volatility of the Common Stock price of 89%; (iv) the remaining contractual life of the Eligible Option; (v) a risk-free interest rate of between 3.7% and 4.7%; and (vi) no expected dividends.

(2)	The estimated dollar value of the shares of Common Stock underlying awards of restricted stock represents the average closing price of the Common Stock on The Nasdaq Capital Market on October 25, 2007 ($0.66) multiplied by the number of shares of Common Stock underlying such awards.

New Plan Benefits if Proposal 5 is Approved. The table below sets forth the value and number of Eligible Options which may be surrendered in connection with the Option Exchange Program by the individuals and groups identified below and the value and number of shares of Common Stock underlying awards of restricted stock or restricted stock units to be granted under the 2007 Plan upon such surrender. The information in the table below assumes that (i) Proposal 5 of this Proxy Statement is approved by the Company’s shareholders at the Meeting, (ii) all Eligible Options are exchanged in the Option Exchange Program, and (iii) the awards of restricted stock and restricted stock units are granted in accordance with the Exchange Ratio.

	Eligible Options			Shares of Common Stock Underlying Award(1)
Name and Position	Dollar Value(2)	Number	Exercise Prices	Dollar Value(2)	Number
Steven A. Odom	$ 32,163	700,000	$2.10 to $16.57	$115,500	175,000
Executive Chairman of the Board and Chief Executive Officer
Mark H. Dunaway	$ 17,471	40,000	$2.50	$6,600	10,000
President and Chief Operating Officer
Martin D. Kidder	—	—	—	—	—
Chief Financial Officer
Montgomery L. Bannerman	—	—	—	—	—
Former Chief Executive Officer, former President and former Senior Vice President, Strategic Initiatives
Juliet M. Reising	—	—	—	—	—
Former Executive Vice President and former Chief Financial Officer
Yves Desmet	—	—	—	—	—
Former Senior Vice President, Worldwide Sales and former Director of Sales
James Nevelle
Former Vice President, Worldwide Sales
All Current Executive Officers as a Group	$ 49,634	740,000	$2.10 to $16.57	$122,100	185,000
All Current Directors Who are Not Executive Officers as a Group	$126,876	340,000	$1.12 to $9.10	$56,101	85,000
All Employees (including all Current Officers Who are Not Executive Officers) as a Group	$182,159	493,734	$1.00 to $90.00	$81,466	123,434

(1)	The Company calculated the dollar value of the Eligible Options outstanding as of October 25, 2007, using the Black-Scholes option valuation model. The Black-Scholes model is a common method used for estimating the fair value of a stock option, and the Company uses this model for determining stock-based compensation reported in the Company’s consolidated financial statements. For purposes of determining the dollar value of an Eligible Option under the Black-Scholes model, the following factors were used: (i) the Eligible Option’s exercise price; (ii) an assumed value of $0.66 per share of the Common Stock, which was the average closing price per share of the Common Stock on The Nasdaq Capital Market on October 25, 2007; (iii) an expected volatility of the Common Stock price of 89%; (iv) the remaining contractual life of the Eligible Option; (v) a risk-free interest rate of between 3.7% and 4.7%; and (vi) no expected dividends.

(2)	The estimated dollar value of the shares of Common Stock underlying awards of restricted stock or restricted stock units represents the average closing price of the Common Stock on The Nasdaq Capital Market on October 25, 2007 ($0.66) multiplied by the number of shares of Common Stock underlying such awards.

Other than as set forth above, it is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2007 Plan because the grant and actual pay-out of awards are discretionary. At the discretion of the Board, awards under the 2007 Plan may be made to the Company’s officers, directors and current and future employees. The Company will grant awards under the 2007 Plan to its current officers, directors and employees pursuant to the Option Exchange Program, if (i) the 2007 Plan is approved by the shareholders, (ii) the Option Exchange Program is implemented by the Company and (iii) such officers, directors and employees elect to participate in the Option Exchange Program. The Company is not obligated to make any future grants of awards under the 2007 Plan. At this time, the Company does not have any plans, proposals or arrangements, written or otherwise, to issue any awards under the 2007 Plan, except for the Option Exchange Program. See the section of this Proxy Statement titled “Proposal 5 — Approval of Amendment to Option Exchange Program.”

Vote Required for Approval of Proposal 3

Approval of this Proposal 3 will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote (FOR) the approval of this Proposal 3. Proxies solicited by Board will be voted (FOR) the approval of this Proposal 3 unless instructions to the contrary are given.

PROPOSAL 4:
APPROVAL OF POTENTIAL ISSUANCE OF COMMON STOCK

Introduction

On April 17, 2007, the Company completed the acquisition of sentitO Networks pursuant to an Agreement and Plan of Merger, dated as of April 4, 2007, among the Company, a wholly-owned subsidiary of the Company (“Merger Sub”), sentitO Networks, and Brett Hauser as the Stockholders’ Agent (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into sentitO Networks, with sentitO Networks surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). Prior to the Merger, sentitO Networks was a provider of media and signaling gateway equipment to the telecommunications market.

As the closing of the Merger, the Company issued to the former shareholders of sentitO Networks: (i) an aggregate of 7,631,465 shares of Common Stock, of which 984,721 shares are being held in escrow to satisfy indemnification claims which the Company may make pursuant to the Merger Agreement and 1,230,902 shares are being held in escrow and will be released upon the completion of certain in-progress sentitO Networks customer activity; and (ii) five-year warrants to purchase an aggregate of 841,121 shares of Common Stock with an exercise price of $1.25 per share (the “Warrants”). The shares of Common Stock issued in connection with the closing of the Merger and issuable upon exercise of the Warrants are referred to in this Proxy Statement collectively as the “Initial Consideration.”

Pursuant to the Merger Agreement, the Company may become obligated to issue to the former shareholders of sentitO Networks a number of shares of Common Stock with an aggregate value of $3.0 million if the Company recognizes revenue during the twelve-month period following the closing of the Merger attributable to the sentitO Network’s business or customers (the “Contingent Consideration”). The Contingent Consideration shall become payable on the first date (the “Contingent Consideration Payment Date”) on which the final calculation of the applicable revenue and any rights to set-off which the Company may have against the Contingent Consideration have been finally determined in accordance with the Merger Agreement. The per share value of the Common Stock constituting the Contingent Consideration will be valued at the weighted volume average closing price of the Common Stock for the twenty-day period before Contingent Consideration Payment Date.

Pursuant to the Merger Agreement, the Company may pay such portion of the Contingent Consideration otherwise payable pursuant to the Merger Agreement in cash to the extent necessary to avoid violating the shareholder approval requirements of Rule 4350 of the Marketplace Rules of the Nasdaq (the “Marketplace Rules”), which is further described below. Also pursuant to the Merger Agreement, the Company agreed, among other things, to use commercially reasonable efforts to seek at the Meeting approval by the Company’s shareholders of this Proposal 4. The purpose of this Proposal 4 is to obtain shareholder approval of the potential issuance in connection with the Merger of more than 20% of the Common Stock outstanding as of April 4, 2007, in order to comply with the rules governing the Nasdaq.

Shareholder Approval Requirements

The Common Stock is traded on The Nasdaq Capital Market under the symbol “VRSO.” Consequently, the Company is subject to the Marketplace Rules. Although the Merger and the issuance of the Initial Consideration did not require shareholder approval under Minnesota law, the Articles of Incorporation, the Bylaws or the Marketplace Rules, the issuance of shares of Common Stock to satisfy the Contingent Consideration which may become payable may require shareholder approval under the Marketplace Rules.

Specifically, Marketplace Rule 4350(i)(1)(C) (“Rule 4350”) requires that Nasdaq-listed issuers obtain shareholder approval prior to any issuance or potential issuance of securities representing 20% or more of the outstanding common stock or voting power of the issuer (on an as-converted or as-exercised basis) in connection with the acquisition of stock or assets of another company. For purposes of Rule 4350, the outstanding common stock or voting power of the issuer is determined as of a date the issuer enters into a binding agreement with respect to such issuance or potential issuance, which in the case of the Merger is April 4, 2007. The Initial Consideration constituted approximately 17% of the Company’s outstanding Common Stock as of such date and, accordingly, is below the 20% threshold of Rule 4350. As stated above, the Company is not obligated to issue the Contingent Consideration (if any) in shares of Common Stock unless the Company’s shareholders approve this Proposal 4.

Until the Contingent Consideration Payment Date, the Company cannot determine the dollar value of the Contingent Consideration (if any) or the number of shares of Common Stock to be issued in satisfaction of such Contingent Consideration. Such number, when added to the number of shares of Common Stock issued as Initial Consideration, may potentially exceed the 20% threshold. Accordingly, in order to comply with Rule 4350, the Company must obtain shareholder approval before issuing any shares of Common Stock constituting Contingent Consideration which issuance would cause the total number of shares of Common Stock issued in connection with the Merger to exceed the 20% threshold.

Effects if Shareholder Approval of Proposal 4 is Obtained

If this Proposal 4 is approved by the Company’s shareholders at the Meeting, then the Company will be obligated to pay the Contingent Consideration (if any) in shares of Common Stock. As discussed above, the Company is not able to determine at this time the number of shares of Common Stock necessary to pay the Contingent Consideration in shares. If the entire $3.0 million of Contingent Consideration is earned, and assuming that, for purposes of calculating the per share value of the Contingent Consideration, the Record Date is the Contingent Consideration Payment Date, then the per share value of the Contingent Consideration would be $0.65 and the Company would issue 4,615,385 shares of Common Stock as Contingent Consideration.

The issuance of any shares of Common Stock as Contingent Consideration will have a dilutive effect on earnings per share, book value per share and the equity and voting power of Company’s current shareholders and may adversely affect the market price of the Common Stock.

Effect if Shareholder Approval of Proposal 4 is Not Obtained

If this Proposal 4 is not approved by the Company’s shareholders at the Meeting, then the Company will be required to pay the Contingent Consideration (if any) in cash. As discussed above, the maximum value of the

Contingent Consideration is $3.0 million. As of June 30, 2007, the Company does not believe any Contingent Consideration has been earned.

If the Company is obligated to pay the Contingent Consideration (if any) in cash, then the Company will need to use cash on hand, cash generated from its operations and/or borrowings under its existing credit facility to satisfy such obligation. To the extent the Company is unable to obtain cash from the foregoing means to satisfy any Contingent Consideration required to be paid in cash, then the Company will need to raise capital through additional debt financing, the sale of equity or debt securities or the sale of assets, which the Company may not be able to do on terms acceptable to the Company or at all.

Vote Required for Approval of Proposal 4

Approval of this Proposal 4 will require the affirmative vote of a majority of shares of Common Stock present in person or represented by Proxy and entitled to vote at the Meeting. Notwithstanding the foregoing, for purposes of determining compliance with Rule 4350, the Company will treat all votes cast on this Proposal 4 by the former shareholders of sentito Networks in respect of the Initial Consideration as votes cast against this Proposal 4.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote in favor of (FOR) this Proposal 4. Proxies solicited by the Board will be voted in favor of (FOR) this Proposal 4 unless instructions to the contrary are given.

PROPOSAL 5:
APPROVAL OF AMENDMENT TO OPTION EXCHANGE PROGRAM

Introduction

At the Company’s 2006 Annual Meeting of Shareholders, the Company’s shareholders approved and authorized the Option Exchange Program pursuant to which all outstanding options to purchase shares of Common Stock held by Eligible Holders may be exchanged for a lesser number of shares of restricted Common Stock in accordance with a 4-to-1 Exchange Ratio, meaning that, for every Eligible Option to purchase four shares of Common Stock surrendered by an Eligible Holder in the Option Exchange Program, the Company will grant to such holder one share of restricted Common Stock. The Company has not yet implemented the Option Exchange Program.

On October 24, 2007, the Board and the Compensation Committee approved, subject to shareholder approval, an amendment to the terms of the Option Exchange Program (“Program Amendment”). The Program Amendment modifies the original terms of the Option Exchange Program to provide that: (i) subject to the Company’s shareholders approving Proposal 3 at the Meeting, the Company may, at its election, grant to Eligible Holders who are employees of the Company or any of its subsidiaries awards of restricted Common Stock OR awards of restricted stock units in accordance with the Exchange Ratio upon the surrender of Eligible Options by them, with all such Eligible Holders receiving the same type of award; and (ii) options to purchase shares of Common Stock granted to Eligible Holders by the Company on or after November 1, 2006 (collectively, the “Recent Options”) will not be “Eligible Options” for purposes of the Option Exchange Program and may not be exchanged in the Option Exchange Program.

Reasons for the Program Amendment

Reasons to Award Restricted Stock Units. If Proposal 3 is approved by the Company’s shareholders at the Meeting, then the Company will have the ability to award restricted stock units under the 2007 Plan. The Company did not have this ability at the time the Option Exchange Program was presented to the Company’s shareholders for approval. The Company believes that the ability to issue restricted stock units as contemplated by the Program Amendment will facilitate the Company’s administration of the Option Exchange Program because, among other things, it will permit the tax withholding obligation which will arise upon the vesting of the awards of restricted units issued in the Option Exchange Program to be satisfied through a withholding procedure which will not require a redemption by the Company of its outstanding securities.

Reasons to Exclude Recent Options. The Company believes that permitting the Recent Options to be exchanged in the Option Exchange Program is inconsistent with the purposes of the Option Exchange Program and the

Company’s 2007 Restricted Stock and Option Incentive Program (the “Incentive Program”) discussed below. As discussed in the 2006 Proxy Statement, the Company desires to implement the Option Exchange Program because many of the Eligible Options have exercise prices significantly higher than the current market price of the Common Stock, and the Company believes that these underwater options do not provide effective performance and retention incentives for the Company’s employees and directors. The purpose of the Option Exchange Program is to provide an opportunity to restore for Eligible Holders an incentive to remain employed by, or continue to serve as a director of, the Company and to contribute to the future growth and success of the Company’s business. On October 25, 2007, there were outstanding Eligible Options (excluding the Recent Options) to purchase 1,573,734 shares of Common Stock which have exercise prices between $1.00 and $90.00 per share, all of which exercise prices are greater than $0.66, the closing price of the Common Stock on that date, as reported by The Nasdaq Capital Market.

On October 25, 2007, there were outstanding Recent Options to purchase 2,410,897 shares of Common Stock, of which Recent Options to purchase (i) 560,897 shares were in-the-money with exercise prices of $0.63 per share and (ii) 1,850,000 shares were underwater with exercise prices between $0.78 and $1.24 per share. The Company believes that the majority of the Recent Options continue to be effective performance and retention incentives for the holders of the Recent Options to remain employed by, or continue to serve as a director of, the Company and to contribute to the future growth and success of the Company’s business. According, permitting the Recent Options to be exchanged in the Option Exchange Program does not further the purpose of such program.

Furthermore, Recent Options to purchase 426,968 shares of Common Stock with exercise prices of $0.63 per share were issued on October 16, 2007, in connection with the Incentive Program, which is a formulae award program administered under the 1999 Plan. Pursuant to the Incentive Program, all of the Company’s employees were given an opportunity to elect to forgo a portion of their salary which becomes payable to them during the period from October 16, 2007, through March 31, 2008, and receive in lieu thereof shares of restricted Common Stock and non-qualified options. The purpose of the Incentive Program is to give the Company’s employees the ability to participate financially in the performance of the Common Stock while further aligning their interest with the Company’s financial and operational goals and to share in the potential rewards that can come from successfully achieving such goals. The options issued in the Incentive Program vest based upon the Company achieving certain performance benchmarks. The Company believes that permitting the holders of Recent Options issued in the Incentive Program to exchange in the Option Exchange Program those unvested, performance-based options for awards of restricted stock or restricted stock units which vest over time does not serve the purpose of the Incentive Program.

Implementing the Option Exchange Program

The Company has not commenced the Option Exchange Program. It is currently anticipated that the Option Exchange Program will commence as soon as practicable after the Meeting. If this Proposal 5 is approved by the Company’s shareholders at the Meeting, then the Option Exchange Program will be conducted on the terms approved and authorized by the Company’s shareholders at the Company’s 2006 Annual Meeting of Shareholders, as amended by the Program Amendment. Regardless of whether the Program Amendment is approved by the shareholders and as discussed in the 2006 Proxy Statement, the Board (to which the administration of the Option Exchange Program has been delegated by the Compensation Committee) will retain the authority, in its discretion, to terminate or postpone the Option Exchange Program at any time prior to the expiration of the election period under the Option Exchange Program.

Upon the commencement of the Option Exchange Program, Eligible Holders holding Eligible Options will receive written materials explaining the precise terms and timing of the Exchange Program (an “Offer to Exchange”). Eligible Holders will be given at least 20 business days to elect to exchange some or all of their Eligible Options for shares of restricted Common Stock. They will make this election by filling out an election form which will be distributed to them as part of the Offer to Exchange and submitting the form to the Company’s Chief Executive Officer within the 20-business day election period (or such longer period as the Board may choose to keep the Offer to Exchange open). Once the Offer to Exchange is closed, Eligible Options that were surrendered for exchange will be cancelled, and the Board will approve grants of awards of restricted Common Stock (or, if this Proposal 5 is approved by the Company’s shareholders at the Meeting, awards of restricted stock units), to participating Eligible Holders in accordance with the Exchange Ratio. All such awards will be granted under the

2007 Plan (if Proposal 3 is approved by the shareholders at the Meeting), or under the 1999 Plan (if Proposal 3 is not approved by the Company’s shareholders at the Meeting). In either case, such awards will be subject to the terms of the plan under which they are granted and an award agreement to be entered into between the Company and each participating Eligible Holder or other appropriate evidence of an award.

At or before commencement of the Exchange Program, the Company will file the Offer to Exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible Holders, as well as shareholders and members of the public, will be able to obtain the Offer to Exchange and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov.

If you are both a shareholder of the Company and an Eligible Holder, please note that voting to approve the Program Amendment does not constitute and election to participate in the Option Exchange program.

New Plan Benefits

Because the decision whether to participate in the Option Exchange Program is completely voluntary, the Company is not able to predict who or how many Eligible Holders will elect to participate, how many Eligible Options will be surrendered for exchange or the number of shares of Common Stock underlying awards of restricted Common Stock or restricted stock unit, as applicable, that may be issued. See the section of this Proxy Statement titled “Proposal 3: Approval of 2007 Plan — New Plan Benefits if Proposal 5 is Approved” for a table which sets forth the value and number of Eligible Options held by the Company’s officers, directors and employees and the value and number of shares of Common Stock underlying awards of restricted Common Stock or restricted stock units, as applicable, to be granted under the 2007 Plan upon surrender of such Eligible Options if this Proposal 5 is approved by the Company’s shareholders at the Meeting.

Federal Income Tax Consequences of the Option Exchange Program

The following is a summary of the anticipated material United States federal income tax consequences of participating in the Option Exchange Program and of holding restricted Common Stock or restricted stock units. A more detailed summary of the applicable tax considerations to participants will be provided in the Offer to Exchange. The tax consequences of the Option Exchange Program are not entirely certain, however, and the Internal Revenue Service is not precluded from adopting a contrary position and the law and regulations themselves are subject to change. All holders of Eligible Options are urged to consult their own tax advisors regarding the tax treatment of participating in the Option Exchange Program under all applicable laws prior to participating in the Option Exchange Program.

The exchange of Eligible Options for awards of restricted Common Stock or restricted stock units pursuant to the Option Exchange Program should be treated as a non-taxable exchange and the Company, its shareholders and the participating Eligible Holders generally should recognize no income for United States federal income tax purposes upon the surrender of Eligible Options and the grant of restricted, unvested Common Stock awards (other than in the case of any participant who makes a timely election with the Internal Revenue Service to accelerate the recognition of income with respect to an award of restricted stock). A summary of the United States federal income tax consequences relating to awards of restricted stock and restricted stock units is set forth under the section of the Proxy Statement titled “Proposal 3: Approval of the 2007 Plan — Federal Income Tax Consequences of the 2007 Plan.” The tax consequences for non-U.S. Eligible Holders participating in the Option Exchange Program may differ from the United States federal income tax consequences.

Accounting Impact

Effective January 1, 2006, the Company adopted the provisions of SFAS 123R. Under SFAS 123R, to the extent the fair value of each award of restricted Common Stock or restricted stock units granted to Eligible Holders exceeds the fair value of the Eligible Options surrendered, such excess is considered additional compensation. This excess, in addition to any remaining unrecognized expense for the Eligible Options surrendered in exchange for the restricted Common Stock or restricted stock units, will be recognized by the Company as an expense for compensation. This expense will be recognized ratably over the vesting period of the restricted Common Stock or restricted stock unit in accordance with the requirements of SFAS 123R. In the event that any of award of restricted Common Stock or restricted stock unit is forfeited prior to its vesting due to termination of employment or service, the expense for the forfeited restricted Common Stock or restricted stock unit will be reversed and will not be recognized. Because the Company does not anticipate issuing in the Option Exchange Program any restricted Common Stock or restricted stock units having a fair value in excess of the fair value of the Eligible Options surrendered, the Company does not expect to recognize any incremental compensation cost as a result of the Option Exchange Program.

Vote Required for Approval of Proposal 5

Approval of this Proposal 5 will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote (FOR) the approval of this Proposal 5. Proxies solicited by Board will be voted (FOR) the approval of this Proposal 5 unless instructions to the contrary are given.

PROPOSAL 6:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Overview

Tauber & Balser currently serves as the Company’s independent registered public accountants and the Board has appointed Tauber & Balser to serve as the independent registered public accountants to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2007. Grant Thornton, LLP (“Grant Thornton”) served as the Company’s independent registered public accountants from June 2004 to June 2006 and conducted the audit of the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and 2005.

Appointment of the independent registered public accountants of the Company is not required to be submitted to a vote of the shareholders of the Company for ratification under the laws of the State of Minnesota. However, the Audit Committee has recommended that the Board submit this matter to the shareholders of the Company as a matter of good corporate practice. If the shareholders fail to ratify the appointment of Tauber & Balser, then the Board will appoint another firm to serve as the independent registered public accountants of the Company for the year ending December 31, 2008.

Representatives of Tauber & Balser are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Grant Thornton resigned as the independent registered public accountants for the Company effective June 12, 2006, the date on which the Company engaged Tauber & Balser as the Company’s new independent registered public accountants. Grant Thornton notified the Company on April 10, 2006, that it would not stand for reappointment as the Company’s independent registered public accounting firm for the year ending December 31, 2006. The decision to change accountants was approved by the Audit Committee and the Board.

Grant Thornton audited the financial statements for the Company and its subsidiaries for the years ended December 31, 2005 and 2004 (the “2005 and 2004 Financial Statements”). Grant Thornton’s audit report on the 2005 and 2004 Financial Statements did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2005 and 2004 and through June 12, 2006, (i) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report on the 2005 and 2004 Financial Statements; and (ii) there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company engaged Tauber & Balser as its new independent registered public accountants as of June 12, 2006 after the Audit Committee reviewed responses to requests for proposals. During the years ended December 31, 2005 and 2004 and through June 12, 2006, the Company did not consult with Tauber & Balser regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that Tauber & Balser concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a) (1) (iv) and related instructions of Regulation S-K) or a reportable event.

Audit Fees

Grant Thornton billed $510,000 and $47,000 for the years ended December 31, 2005 and 2006, respectively, for professional services rendered by such firm for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by such firm in connection with statutory and regulatory filings or engagements.

Tauber & Balser billed $325,000 for the year ended December 31, 2006 for professional services rendered by such firm for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by such firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Neither Grant Thornton nor Tauber & Balser billed for any audit-related services for the years ended December 31, 2005 or 2006.

Tax Fees

Neither Grant Thornton nor Tauber & Balser billed for any professional services for tax compliance, tax advice or tax planning for the years ended December 31, 2005 or 2006.

All Other Fees

Neither Grant Thornton nor Tauber & Balser billed the Company for any services that are not included in the above classifications for years ended December 31, 2005 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accountants. The Audit Committee has adopted a policy which provides for general pre-approval of specified audit, audit-related, tax and other services that do not exceed enumerated dollar amounts. The policy also provides that, unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee.

The Audit Committee has determined the audit, audit-related, tax and other services that are the basis for general pre-approval by the Audit Committee. The enumerated dollar amounts at which such general pre-approval will apply are currently under consideration by the Audit Committee. Until the Audit Committee has determined such enumerated dollar amounts, all services performed by the Company’s independent registered public accountants will require the specific pre-approval of the Audit Committee.

Vote Required for Approval of Proposal 6

Approval of this Proposal 6 will require the affirmative vote of the holders of a majority of the votes representing the shares of Common Stock present in person or represented by proxy at the Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote in favor of (FOR) the approval of this Proposal 6.

EXECUTIVE OFFICERS

Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their earlier death, resignation or removal, subject to the terms of applicable employment agreements. The following table sets forth the name of each executive officer of the Company, the office held by such officer and the age, as of the Record Date, of such officer:

Name	Age	Position
Steven A. Odom	54	Executive Chairman of the Board and Chief Executive Officer
Mark H. Dunaway	62	Chief Operating Officer and President
Martin D. Kidder	44	Chief Financial Officer and Secretary

Certain additional information concerning Messrs. Dunaway and Odom is set forth in the section of this Proxy Statement titled “Proposal 1: Election of Directors — Nominees for Election as Director.” Certain additional information concerning Mr. Kidder is set forth below.

Martin D. Kidder has served as Chief Financial Officer of the Company since November 1, 2006. From June 2004 to October 2006, he served as Corporate Controller of CipherTrust, Inc., a global provider of messaging security products that merged in August 2006 with Secure Computing Corporation. From August 2003 to June 2004, Mr. Kidder served as Controller of GE Energy Company’s Network Reliability Products and Services and Rentals businesses. From October 2001 to August 2003, he served as Controller of Glenayre Technologies, Inc., a global provider of next generation messaging solutions and enhanced services for wireless and wireline carriers and MSO/cable operators. From May 1992 to April 2001, Mr. Kidder served as Vice President and Controller of World Access.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of Common Stock, as of the Record Date, by (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each executive officer and director of the Company; (iii) each director nominee in the Proxy Statement not currently serving as a director of the Company (iv) each person named in the “Summary Compensation Table” appearing in the section of this Proxy Statement titled “Compensation of Executive Officers”; and (v) all executive officers and directors of the Company as a group. All beneficial ownership information reported below is based upon publicly available information and certain additional information known to the Company.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class(2)
Donald J. Slowinski(3)	5,840,000	8.8%
Sentito Funding, LLC(4)	3,904,961	5.9%
Enable Growth Partners LP	3,739,376	5.6%
E. Kenneth Greenwald(5)	3,198,000	4.8%
Prescott Group Capital Management, L.L.C.(6)	2,947,014	4.4%
Laurus Master Fund, Ltd.(7)	2,402,347	3.6%
Steven A. Odom‡†(8)	1,044,401	1.6%
Amy L. Newmark†(9)	254,000	*
Gary H. Heck†(10)	234,875	*
James R. Kanely†(11)	220,000	*
Mark H. Dunaway‡†(12)	201,825	*
William J. West†(13)	190,000	*
James A. Verbrugge†(14)	185,000	*
Juliet M. Reising(15)	128,219	*
Martin D. Kidder‡(16)	88,760	*
Montgomery L. Bannerman(17)	27,500	*
Yves Desmet(18)	36,000	*
James Nevelle(19)	0	*
All executive officers and directors as a group (8 persons)(20)	2,418,861	3.6%

†	Director of the Company

‡	Officer of the Company

*	Less than 1% of the issued and outstanding shares of the Common Stock

(1)	Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and dispositive power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of the Record Date, are treated as outstanding only when determining the amount and percentage owned by such individual or group.

(2)	In accordance with regulations of the SEC, the percentage calculations are based on [] shares of Common Stock issued and outstanding as of the Record Date, plus shares of Common Stock which may be acquired within 60 days of the Record Date, by each individual or group listed.

(3)	On August 21, 2006, Donald J. Slowinski filed with the SEC a Schedule 13G/A pursuant to which Mr. Slowinski reported that he is the beneficial owner of, and has sole voting and dispositive power with respect to, 5,840,000 shares of Common Stock which are held of record by SCS Fund, L.P.

(4)	On May 24, 2007, Sentito Funding, LLC (“Sentito Funding”) filed with the SEC a Schedule 13G pursuant to which Sentito Funding reported that it is the beneficial owner of, and has sole voting and dispositive power with respect to, 3,904,961 shares of Common Stock. Sentito Funding’s address is 153 East 53rd Street, 58th Floor, New York, New York 10022.

(5)	Mr. Greenwald is a nominee for election at the Meeting as a director of the Company,

(6)	On January 26, 2007, a Schedule 13G/A was filed with the SEC by Prescott Group Capital Management, L.L.C. (“Prescott”) reporting that Prescott is the beneficial owner of 2,947,014 shares of Common Stock, of which 769,231 shares are issuable upon exercise of warrants exercisable within 60 days of the Record Date. Phil Frohlich, a principal of Prescott, has voting and dispositive power over the shares of Common Stock beneficially owned by Prescott. Prescott’s address is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104-6529.

(7)	On February 14, 2007, Laurus Masterfund, Ltd., the Company’s primary lender (“Laurus”), filed with the SEC a Schedule 13G/A pursuant to which Laurus reported that it has shared voting and dispositive power with respect to 2,402,347 shares of Common Stock. Laurus also reported that it is managed by Laurus Capital Management, LLC and that Eugene Grin and David Grin are the contracting principals of Laurus Capital Management, LLC and share voting and dispositive power over the shares of Common Stock beneficially owned by Laurus. Laurus’s address is c/o Laurus Capital Management, LLC, 825 Third Avenue, 14th Floor, New York, NY 10022.

(8)	Includes (i) 260 shares of Common Stock held by Mr. Odom’s wife as to which Mr. Odom may be deemed to share voting and investment power; (ii) 2,920 shares of Common Stock held by Mr. Odom’s son as to which Mr. Odom may be deemed to share voting and investment power and (iii) 944,643 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of the Record Date.

(9)	Includes 102,500 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of the Record Date.

(10)	Includes 107,500 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of the Record Date.

(11)	Includes 40,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date.

(12)	Includes 40,000 shares of Common Stock issuable pursuant to options exercisable with 60 days of the Record Date.

(13)	Includes 50,000 shares of Common Stock issuable pursuant to options exercisable with 60 days of the Record Date.

(14)	Includes 40,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date.

(15)	Includes 28,616 shares of Common Stock held in an account owned by Ms. Reising’s husband as to which Ms. Reising may be deemed to share voting and investment power. Ms. Reising ceased serving as an officer of the Company on November 1, 2006.

(16)	Includes 72,322 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date.

(17)	Mr. Bannerman ceased serving as an officer of the Company on June 30, 2007.

(18)	Includes 36,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date. Mr. Desmet ceased serving as an officer of the Company on August 8, 2007.

(19)	Mr. Nevelle ceased serving as an officer of the Company on April 3, 2007.

(20)	Includes 1,396,965 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of the Record Date.

AUDIT COMMITTEE REPORT

To the Board of Directors:

The Audit Committee consists of the following members of the Board: Messrs. Kanely and West and Dr. Verbrugge, with Mr. West serving as the chairman. Each of the members meets the independence requirements of Rule 4200(a)(15) of the Nasdaq.

The Audit Committee operates under a written charter adopted by the Board on February 24, 2000, and amended and restated by the Board on October 15, 2004, which is attached to this Proxy Statement as Appendix A.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

The Audit Committee has discussed with the Company’s independent registered public accountants for the year ended December 31, 2006, Tauber & Balser, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee received and reviewed the written disclosures and the letter from Tauber & Balser required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with Tauber & Balser its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Annual Report for filing with the SEC.

Respectfully submitted,

James Kanely*
James A. Verbrugge
William J. West

*  Mr. Kanely was appointed to the Audit Committee on July 1, 2007 and, therefore, did not participate in any discussions of the Audit Committee concerning the audit of the Company’s financial statements as of and for the year ended December 31, 2006.

Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

The Compensation Committee is responsible for overseeing, establishing and administering the Company’s executive compensation program, administering the 1999 Plan, evaluating the performance of the Company’s executive officers and approving all compensation decisions for the Company’s executive officers. Accordingly, the Compensation Committee is responsible for determining whether the compensation paid to each of the Company’s Chief Executive Officer, President, Chief Financial Officer and the other individuals included in the section of this Proxy Statement titled “Compensation of Executive Officers—Summary Compensation Table” (collectively, the “Named Executives Officers”), is fair, reasonable and competitive and whether such compensation serves the interest of the Company’s shareholders.

The purpose of this Compensation Discussion and Analysis is to present the objectives, policies and practices of the Company’s executive compensation program and is intended to provide additional information necessary to understand the Company’s compensation decisions with respect to the Named Executive Officers. This Compensation Discussion and Analysis should be read in conjunction with the information presented in the compensation tables included in this section of the Proxy Statement titled “Compensation of Executive Officers,” the footnotes to those tables and the related disclosure appearing elsewhere in this Proxy Statement and the Annual Report.

Methodology for Establishing Compensation

The Compensation Committee is responsible for all compensation decisions for the Named Executive Officers. The Compensation Committee annually reviews the performance of, and makes determinations concerning the compensation for Steven A. Odom, the Company’s Executive Chairman of the Board and Chief Executive Officer. Mr. Odom annually reviews the performance and compensation of the other Named Executive Officers, after which Mr. Odom presents his conclusions with respect to such performance, and makes recommendations regarding the compensation for such other Named Executive Officers, to the Compensation Committee for its consideration and approval. The Compensation Committee has absolute discretion as to whether it approves the recommendations of Mr. Odom or makes adjustments to such recommendations, as it deems appropriate.

During the year ended December 31, 2006, and through June 30, 2007, on which date Montgomery L. Bannerman resigned as the Company’s Chief Executive Officer, the Compensation Committee also annually reviewed the performance of, and made determinations concerning Mr. Bannerman’s compensation, and Mr. Bannerman joined Mr. Odom in reviewing the performance and compensation of the other Named Executive Officers and making recommendations concerning compensation for such offers to the Compensation Committee.

To evaluate and administer the Company’s executive compensation program, the Compensation Committee meets periodically each year in conjunction with regularly scheduled Board meetings. The Compensation Committee also holds special meetings and meets telephonically, as necessary, to discuss extraordinary items, which would include the hiring or dismissal of a Named Executive Officer. The Chairman of the Compensation Committee regularly reports on Compensation Committee actions and recommendations at meetings of the Board.

Each member of the Compensation Committee is an independent director as determined by the rules of the Nasdaq. Membership on the Compensation Committee is determined by the Board.

Compensation Philosophy and Objectives

The Company’s executive compensation philosophy and objectives are established by the Compensation Committee in consultation with the entire Board and the Company’s senior management. The Company’s executive compensation program is designed to:

•	provide levels of base compensation and benefits that are competitive with comparable companies;

•	align executive and shareholder interests through long-term, equity-based compensation;

•	attract and retain highly skilled executives with the leadership abilities and skills necessary to build long-term shareholder value;

•	motivate executives to perform at their highest levels and to achieve the Company’s short-and long-term objectives; and

•	reward executives for achievement of the Company’s financial and operational objectives.

While the Company’s executive compensation program is designed to achieve these objectives, the Compensation Committee acknowledges that the most effective compensation programs are not formulaic and that compensation decisions are based upon a wide range of facts and circumstances considered by the Compensation Committee. The Compensation Committee exercises its business judgment to ensure that the Company’s compensation programs operate effectively to achieve the Company’s goals.

The Company has entered into an employment agreement with Mr. Odom, and has made offers of employment to Martin D. Kidder, the Company’s Chief Financial Officer, and Mark H. Dunaway, the Company’s President and Chief Operating Officer, which Messrs. Kidder and Dunaway have accepted. The material terms of the employment agreement and offers of employment are discussed in the section of this Proxy Statement titled, “Compensation of Executive Officers — Employment Agreements and Separation Agreements.”

Elements of Executive Compensation

Total direct compensation paid to the Named Executive Officers includes near-term compensation, paid in cash in the form of base salary and annual bonus, and long-term equity-based compensation, paid in the form of awards under the 1999 Plan or, if approved by the Company’s shareholders at the Meeting, the 2007 Plan. The total cash compensation paid to the Named Executive Officers is intended to reflect the Company’s absolute and relative performance, as well as the Named Executive Officer’s individual contribution to that performance. The equity-based compensation paid to the Named Executive Officers is intended to promote long-term focus, to align the interests of the Named Executive Officers with those of the Company’s shareholders and to retain key executives. The Compensation Committee does not have any pre-established policy or target for the allocation of compensation paid to the Named Executive Officers between near-term compensation and long-term incentive compensation. The determination of this allocation is not done mechanically or quantitatively, but rather the Compensation Committee uses its discretion, best judgment and the experience of its members to examine the totality of all of the relevant factors, including the pay practices of comparable companies. The following describes the objectives and polices that underlie the various elements of the compensation mix, including the availability to the Named Executive Officers of broad-based benefit programs:

Base Salary. Base salary is designed to (i) compensate the Named Executive Officers for the day-to-day services rendered by them to the Company and reflect the complexity and responsibility of the executive’s role at the Company and the executive’s prior years’ compensation and (ii) reward individual performance and individual contribution to the Company. Base salary is intended to be competitive with the salaries paid by comparable companies based on the executive’s experience, performance and other unique factors or qualifications. In establishing or adjusting the base salary of a Named Executive Officer, the Compensation Committee reviews and considers the performance of the executive and the base salaries of executives holding similar positions at comparable companies. Increases in base salary are considered annually as part of the performance review process as well as upon promotion or other change in job responsibility. Base salary may be increased to reward executive performance that has exceeded certain objectives or to recognize an executive’s increased role and responsibilities. Annual increases in base salary for the Named Executive Officers are not automatic. In determining whether to increase base salary in 2006, the Compensation Committee considered the philosophy and objectives noted above, information on executive compensation paid by comparable companies, the terms of the employment agreements with or made offers to the Named Executive Officers and various other information relating to compensation.

Annual Bonuses. Annual bonuses may be awarded to the Named Executive Officers in order to reward and motivate them to increase shareholder value and otherwise attain the Company’s financial and operating objectives. Annual bonuses typically reflect competitive industry practices and certain performance metrics. Annual bonuses are awarded at the discretion of the Compensation Committee. There is currently no formal bonus plan in place for the Named Executive Officers.

Equity-based Incentive Awards. Awards of qualified and nonqualified stock options, restricted stock and stock bonuses may be granted from time to time to the Named Executive Officers under the 1999 Plan in order to tie executive compensation directly to the Company’s long-term success and increases in shareholder value. The 1999 Plan provides that awards may be made for 10 years from its effective date of June 24, 1999. The 1999 Pan is administered by the Compensation Committee, which determines the type, amount and duration of all individual awards to the Named Executive Officers made under the 1999 Plan. In determining the size of the awards granted under the 1999 Plan to the Named Executive Officers, the Compensation Committee takes into account the Named Executive Officer’s position, past performance, the anticipated contribution to meeting the Company’s long-term goals, industry practices and norms, long-term incentives granted in prior years and existing levels of stock ownership.

If the 2007 Plan is approved by the Company’s shareholders at the Meeting, then any equity-based incentive awards the Compensation Committee determines to grant to the Named Executive Officers shall be granted under the 2007 Plan instead of the 1999 Plan. Accordingly, in addition to awards of qualified and non-qualified stock options and restricted stock, Named Executive Officers may also be granted restricted stock units, performance shares and performance units under the 2007 Plan. The material features of the 2007 Plan are discussed in the section of this Proxy Statement titled “Proposal 2: Approval of the 2007 Plan.”

Broad-Based Benefits Programs. The Named Executive Officers are entitled to participate in the benefits programs that are available to all full-time employees of the Company. These benefits include hospitalization, major medical, disability and group life insurance plans, paid vacation and Company contributions to a 401(k) profit sharing plan. The Company does not provide any special employee benefits or perquisites for the Named Executive Officers which are not otherwise available to all full-time employees of the Company.

2006 Evaluation of Executive Performance and Compensation

Chief Executive Officer and Executive Chairman of the Board. From January 1, 2006, through June 30, 2007, Mr. Bannerman served as the Company’s Chief Executive Officer, and Mr. Odom served as the Company’s Executive Chairman of the Board. Upon Mr. Bannerman’s resignation from his position as the Company’s Chief Executive Officer effective June 30, 2007, Mr. Odom was elected to serve as the Company’s Chief Executive Officer effective July 1, 2007. Mr. Odom continues to serve as the Company’s Executive Chairman of the Board.

During 2006, the Compensation Committee considered and reviewed the job performance of and achievement by Messrs. Bannerman and Odom of their respective short- and long-term performance objectives and reviewed the Company’s overall financial and operating performance and market growth. Based on the foregoing and certain competitive factors, the Compensation Committee elected not to pay annual performance bonuses to senior executives during 2006. However, the Compensation Committee did award to Mr. Odom a discretionary bonus in the amount of $127,800 in recognition of the successful completion of the Company’s 2006 private placement which was facilitated by Mr. Odom without engaging an investment banker. The Compensation Committee determined that the grant of this bonus was appropriate based upon the initiative and individual performance demonstrated by Mr. Odom in negotiating the private placement and the significant cost savings which resulted to the Company.

During 2006, the Compensation Committee restored the salary levels for Messrs. Odom and Bannerman to the levels previously authorized by the Compensation Committee, but did not approve any other salary increases. Mr. Odom had taken a voluntary 10% salary reduction on November 1, 2004, and the Compensation Committee restored his salary to its contracted rate on October 16, 2006. Mr. Bannerman had voluntarily refused the full salary increase authorized by the Board for his promotion to Chief Executive Officer on October 1, 2005, and the Compensation Committee raised his salary to its intended level of $357,500 on November 1, 2006.

In addition, in order to continue to provide incentives for Messrs. Bannerman and Odom to further build shareholder value and to further align their interests with those of the Company’s shareholders, the Compensation Committee awarded (i) to Mr. Odom an incentive stock option to purchase 1,000,000 shares of Common Stock; and (ii) to Mr. Bannerman a qualified option to purchase 50,000 shares of Common Stock and a qualified option to purchase 750,000 shares of Common Stock. The Compensation Committee had intended to award some of these stock options during 2004 and 2005 to Mr. Odom, and to Mr. Bannerman in 2005, but was unable to do so due to the limited number of shares remaining available under the 1999 Plan. Accordingly, the number of options granted in 2006 to Messrs. Bannerman and Odom provide compensation for their past service, as well as compensation for their future employment. Messrs. Bannerman and Odom were awarded these options, which vest over five years, in lieu of the restricted stock grants planned for the majority of the Company’s employees. The Compensation Committee believes that options provide a greater incentive to build shareholder value than do restricted stock grants because options have no intrinsic value to the optionee unless the market price of the Common Stock rises above the exercise price of the options. The Compensation Committee determined to grant to Messrs. Bannerman and Odom long-term options which vest over time instead of options which vest based upon the achievement of performance benchmarks because the Compensation Committee believes that it is often difficult to select benchmarks which are appropriate for the duration of a long-term award and that performance-based vesting may lead to unintended consequences as a result of an optionee focusing efforts on the achievement of the benchmarks at the expense of other areas of performance. Additional information regarding these grants is set forth in this Proxy Statement under the sections titled “Compensation of Executive Officers- Summary Compensation Table,” “Compensation of Executive Officers — 2006 Grants of Plan-Based Awards” and “Compensation of Executive Officers — Outstanding Equity Awards at Fiscal Year-End.”

In the future, the Compensation Committee may increase the base salary for, and award bonuses and equity-based incentive awards to Mr. Odom based upon comparative compensation of executive officers of comparable companies and other factors, including the Company’s overall performance and the achievement of their respective short- and long-term objectives. The Compensation Committee believes that the total compensation for Mr. Odom is, and Mr. Bannerman was, fair, reasonable and not excessive, and consistent with the Company’s compensation philosophy.

Other Named Executive Officers. The Company hired Mr. Kidder to serve as its Chief Financial Officer effective November 1, 2006. Based on a review of the Company’s Chief Financial Officer’s responsibilities, Mr. Kidder’s experience and the compensation of principal financial officers at comparable companies, the Compensation Committee approved an offer of employment to Mr. Kidder which is discussed in this Proxy Statement under the heading “Employment and Separation Agreements.” Pursuant to this offer, the Company awarded to Mr. Kidder a ten-year, qualified stock option to purchase 250,000 shares of Common Stock, as further discussed in the sections of this Proxy titled “Compensation of Executive Officers — Summary Compensation Table,” “Compensation of Executive Officers — 2006 Grants of Plan-Based Awards” and “Compensation of Executive Officers — Outstanding Equity Awards at Fiscal Year-End.”

Effective July 1, 2007, the Company hired Mr. Dunaway to serve as the Company’s President and Chief Operating Officer. Based on a review of the responsibilities of the Company’s President and Chief Operating Officer, Mr. Dunaway’s experience with and contributions to the Company in Mr. Dunaway’s capacity as a director of the Company, Mr. Dunaway’s experience with other companies and the compensation of principal operating officers at comparable companies, the Compensation Committee approved an offer of employment arrangement to Mr. Dunaway which is discussed in this Proxy Statement under the section titled “Compensation of Executive Directors — Employment and Separation Agreements.” Pursuant to this offer, the Company granted to Mr. Dunaway a ten-year, qualified stock option to purchase 500,000 shares of Common Stock, with 100,000 shares vested on the date of grant and the remaining vesting in equal installments over a four-year period.

In evaluating the performance and compensation of the other Named Executive Officers, the Compensation Committee applied the same rationale as it applied when evaluating the performance and compensation of Messrs. Odom and Bannerman. Based on such evaluation, the Compensation Committee awarded to Mr. Desmet an incentive option under the 1999 Plan to purchase 150,000 shares of Common Stock, as further discussed in the sections of this Proxy Statement titled “Compensation of Executive Directors — Summary Compensation Table,” “Compensation of Executive Directors — 2006 Grants of Plan-Based Awards” and “Compensation of Executive Directors — Outstanding Equity Awards at Fiscal Year-End.”

Policy on Deductibility of Executive Compensation.

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for certain compensation for a company’s Chief Executive Officer and other executives in excess of $1.0 million in any year. To date, this provision has had no effect on the Company because no officer of the Company has received $1.0 million in applicable compensation in any year. It is the Compensation Committee’s present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation. The Compensation Committee, for the benefit of the Company and its shareholders, intends to take the necessary steps to conform its compensation to qualify for deductibility if it appears that the threshold may be exceeded at some time in the future. However, the Compensation Committee reserves the right to approve compensation in excess of the deductible amount if it concludes that it is in the best interests of the Company to do so.

Compensation Committee Report

The following report of the Compensation Committee on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing made by the Company with the SEC, except to the extent that the Company’s specifically incorporates it by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management. Based upon that review and those discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee,

Amy L. Newmark
James R. Kanely

Summary Compensation Table

The following table sets forth all compensation paid or accrued during the year ended December 31, 2006 to the Named Executive Officers.

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)		All Other Compensation		Total
Steven A. Odom, Chief Executive Officer and Executive Chairman of the Board	2006	$414,375		$127,800	$55,072	(2)	—		$597,247
Martin D. Kidder, Chief Financial Officer(3)	2006	$37,500		—	$13,768	(4)	—		$51,268
Montgomery L. Bannerman, Former Chief Executive Officer(5)	2006	$330,417		—	$125,452	(6)	$4,956	(7)	$460,825
Juliet M. Reising, Former Chief Financial Officer and former Executive Vice President(8)	2006	$261,423		—	—		$3,909	(9)	$265,332
Yves Desmet, Former Senior Vice President, Worldwide Sales(10)	2006	$350,102	(11)	—	$35,127	(12)	—		$385,229
James Nevelle, Former Vice President, Operations(13)	2006	$157,632	(14)	$22,500	$5,507	(15)	$837	(16)	$186,476

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of options granted to each of the Named Executive Officers in such year as well as prior years, in accordance with FAS 123R. For additional information on the value assumptions with respect to 2006 option awards, see Note 2 to the Company’s financial statements included in the Annual Report. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	On November 20, 2006, the Company granted to Mr. Odom an option to purchase 1,000,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(3)	Mr. Kidder commenced serving as the Company’s Chief Financial Officer on November 1, 1006 and is paid a base salary of $225,000 per annum. A discussion of Mr. Kidder’s employment arrangement with the Company is set forth in the section of this Proxy Statement titled “Compensation of Executive Officers — Employment and Separation Agreements.”

(4)	On November 20, 2006, the Company granted to Mr. Kidder an option to purchase 250,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011. For additional information regarding the option grant, see the sections of this Proxy Statement titled “Compensation of Executive Officers — Compensation Discussion and Analysis” and “Compensation of Executive Officers — Employment and Separation Agreements.”

(5)	Mr. Bannerman ceased serving as the Company’s Chief Executive Officer effective June 30, 2007.

(6)	The Company granted to Mr. Bannerman (i) on March 15, 2006, an option to purchase 50,000 shares of Common Stock at an exercise price of $6.25 per share, exercisable as to twenty-five percent (25%) of the underlying shares of Common Stock on each of March 15, 2007, March 15, 2008, March 15, 2009, and March 15, 2010; and (ii) on November 20, 2006, an option to purchase 750,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(7)	Represents the contributions to the Company’s 401(k) Profit Sharing Plan made by the Company in 2006 for the benefit of Mr. Bannerman.

(8)	Ms. Reising ceased serving as the Company’s Chief Financial Officer on November 1, 2007. Pursuant to that certain Consulting and Separation Agreement, dated October 13, 2006, between the Company and Ms. Reising, she continued to serve as an employee of the Company through November 30, 2006 and as a consultant to the Company from December 1, 2006 through January 1, 2007. A discussion of this agreement is set forth below under the heading “Compensation of Executive Officers — Employment and Separation Agreements.”

(9)	Represents the contributions to the Company’s 401(k) Profit Sharing Plan made by the Company in 2006 for the benefit of Ms. Reising.

(10)	Mr. Desmet ceased serving as the Company’s Senior Vice President, Worldwide Sales effective August 8, 2007.

(11)	Includes a sales commission in the amount of $156,339 paid to Mr. Desmet.

(12)	On November 20, 2006, the Company granted to Mr. Desmet an option to purchase 150,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(13)	Mr. Nevelle ceased serving as Vice President, Operations on April 3, 2007.

(14)	Includes a sales commission in the amount of $61,974 paid to Mr. Nevelle in his role as General Manager, North America, in which he served prior to his appointment as Vice President, Operations.

(15)	On November 20, 2006, the Company granted to Mr. Nevelle an option to purchase 100,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(16)	Represents the contributions to the Company’s 401(k) Profit Sharing Plan made by the Company in 2006 for the benefit of Mr. Nevelle.

2006 Grants of Plan Based Awards

The following table sets forth information regarding the grants of equity awards made during the year ended December 31, 2006 to the Named Executive Officers.

				Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date		Date of Compensation Committee Action	Threshold (#)	Target (#)	Maximum (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Steven A. Odom, Chief Executive Officer and Executive Chairman of the Board	11/20/2006	(4)	11/17/06	0	1,000,000	1,000,000	$1.15	$1,074,200

Martin D. Kidder, Chief Financial Officer	11/20/2006	(5)	11/17/06	0	250,000	250,000	$1.15	$268,550

Montgomery L. Bannerman,	3/15/2006	(6)	3/15/2006	0	50,000	30,000	$6.25	$58,173
Former Chief Executive Officer	11/20/2006	(7)	11/17/06	0	750,000	750,000	$1.15	$805,650

Juliet M. Reising, Former Chief Financial Officer and former Executive Vice President	—		—	—	—	—	—	—

Yves Desmet, Former Senior Vice President, Worldwide Sales	11/20/2006	(8)	11/17/06	0	150,000	150,000	$1.15	$161,130

James Nevelle, Former Vice President, Operations	11/20/2006	(9)	11/17/06	0	100,000	100,000	$1.15	$107,420

(1)	All equity incentive plan awards represent options issued pursuant to the 1999 Plan.

(2)	The exercise price of option awards is the closing price of the Common Stock on the date the award was granted.

(3)	This column shows the full grant date fair value of options awarded to the Named Executive Officers in 2006 and accounted for in accordance with FAS 123R. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. For option awards, fair value is calculated using the Black-Scholes option pricing model as of the date of grant. For additional information on the valuation assumptions, refer to Note 2 of the Company’s financial statements for the year ended December 31, 2006 included in the Annual Report.

(4)	On November 20, 2006, the Company granted to Mr. Odom an option to purchase 1,000,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(5)	On November 20, 2006, the Company granted to Mr. Kidder an option to purchase 250,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(6)	On March 15, 2006, the Company granted to Mr. Bannerman an option to purchase 50,000 shares of Common Stock at an exercise price of $6.25 per share, exercisable as to twenty-five percent (25%) of the underlying shares of Common Stock on March 15, 2007, March 15, 2008, March 15, 2009 and March 15, 2010.

(7)	On November 20, 2006, the Company granted to Mr. Bannerman an option to purchase 750,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(8)	On November 20, 2006, the Company granted to Mr. Desmet an option to purchase 150,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(9)	On November 20, 2006, the Company granted to Mr. Nevelle an option to purchase 100,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the information regarding the outstanding equity awards held by the Named Executive Officers at December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Steven A. Odom,	49,755	(1)	0		$2.30	1/3/2008
Executive Chairman of the Board	350,000	(2)	0		$10.70	1/10/2010
	105,000	(3)	0		$20.70	8/21/2010
	145,000	(4)	0		$16.57	10/12/2010
	50,245	(5)	0		$2.10	2/11/2013
	0		1,000,000	(6)	$1.15	11/20/2016

Martin D. Kidder,	0		250,000	(7)	$1.15	11/20/2016
Chief Financial Officer

Montgomery L.Bannerman,	25,000	(8)	25,000	(8)	$3.45	11/19/2014
Former Chief Executive Officer	62,500	(9)	37,500	(9)	$2.50	8/1/2015
	0		50,000	(10)	$6.25	3/15/2016
	0		750,000	(11)	$1.15	11/20/2016

Juliet M. Reising,	7,746	(12)	0		$2.30	2/28/2007
Former Chief Financial Officer	87,500	(13)	0		$10.70	2/28/2007
and former Executive Vice President	35,000	(14)	0		$20.70	2/28/2007
	10,000	(15)	0		$18.75	2/28/2007
	87,500	(16)	0		$10.70	2/28/2007
	40,000	(17)	0		$2.10	2/28/2007

Yves Desmet,	2,000	(18)	0		$2.20	2/11/2013
Former Senior Vice President, WorldwideSales	1,500	(19)	0		$16.75	8/25/2013
	1,000	(20)	3,000	(20)	$3.55	1/3/2015
	3,750	(21)	11,250	(21)	$1.55	6/17/2015
	1,500	(22)	1,500	(22)	$1.45	7/8/2015
	10,000	(23)	30,000	(23)	$1.45	10/14/2015
	0		150,000	(24)	$1.15	11/20/2016

James Nevelle,	0		100,000	(25)	$1.15	4/3/2007
Former Vice President, Operations

(1)	The option vested in its entirety on January 3, 2003.

(2)	The option vested with respect to seventy-five percent (75%) of the underlying shares of Common Stock on September 29, 2000 and twenty-five percent (25%) of the underlying shares of Common Stock on January 10, 2005.

(3)	The option vested with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of August 21, 2001, August 21, 2002, August 21, 2003 and August 2004.

(4)	The option vested with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of October 12, 2001, October 12, 2002, October 12, 2003 and October 12, 2004.

(5)	The option vested in its entirety on February 12, 2003.

(6)	The option will vest with respect to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(7)	The option will vest with respect to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(8)	The option vested or will vest with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of November 19, 2005, November 19, 2006, November 19, 2007 and November 19, 2008.

(9)	The option vested or will vest with respect to fifty percent (50%) of the underlying shares of Common Stock on August 1, 2005 and with respect to the remaining fifty percent (50%) of the underlying shares of Common Stock in equal installments on each of August 1, 2006, August 1, 2007, August 1, 2008 and August 1, 2009.

(10)	The option will vest with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of March 15, 2007, March 15, 2008, March 15, 2009 and March 15, 2010.

(11)	As a result of Mr. Nevelle ceasing to be employed by the Company on April 3, 2007, his previously granted option, which was unvested as of such date, terminated on such date.

(12)	The option vested in its entirety on January 3, 2003.

(13)	The option vested with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of August 21, 2001, August 21, 2002, August 21, 2003 and August 21, 2004.

(14)	The option vested with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of August 21, 2001, August 21, 2002, August 21, 2003 and August 21, 2004.

(15)	The option vested with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of February 20, 2001, February 21, 2002, May 9, 2001 and November 7, 2001.

(16)	The option vested with respect to two-thirds (2/3) of the underlying shares of Common Stock on August 2, 2002, and one-third (1/3) of the underlying shares of Common Stock on March 23, 2003.

(17)	The option vested in its entirety on February 12, 2003.

(18)	The option vested with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of February 11, 2003, June 30, 2003, September 30, 2003 and December 31, 2003.

(19)	The option vested with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of August 25, 2003, August 25, 2004, August 25, 2005 and August 25, 2006.

(20)	The option vested or will vest with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of January 3, 2006, January 3, 2007, January 3, 2008 and January 3, 2009.

(21)	The option vested or will vest with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of June 17, 2006, June 17, 2007, June 17, 2008 and June 17, 2009.

(22)	The option vested or will vest with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of January 8, 2006, July 8, 2006, January 8, 2007 and July 8, 2007.

(23)	The option vested or will vest with respect to twenty-five percent (25%) of the underlying shares of Common Stock on each of October 14, 2006, October 14, 2007, October 14, 2008 and October 14, 2009.

(24)	The option will vest as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

(25)	The option will vest as to twenty percent (20%) of the underlying shares of Common Stock on each of November 20, 2007, November 20, 2008, November 20, 2009, November 20, 2010 and November 20, 2011.

Option Awards Exercised and Stock Vested

During the year ended December 31, 2006, the Named Executive Officers did not exercise any option awards and no shares of stock vested for their benefit.

Pension Benefits

The Company does not maintain any qualified or nonqualified defined benefit plans.

Nonqualified Deferred Compensation

The Company does not maintain any nonqualified defined benefit plans or other deferred compensation plans.

Employment and Separation Agreements

Steven A. Odom. On September 29, 2000, the Company entered into an Executive Employment Agreement with Mr. Odom, pursuant to which Mr. Odom has agreed to serve as the Chief Executive Officer of the Company for a term of three years (the “Original Odom Employment Agreement”). The agreement provides for: (i) a term which will be automatically renewed for an additional one-year term unless either party gives notice to the other of its intention not to so renew at least 90 days prior to the termination of the then-current term; (ii) the payment of a specified base salary and an annual bonus in the discretion of the Board; (iii) a prohibition against Mr. Odom’s disclosure of confidential information for a period of two years following termination; and (iv) continuation of Mr. Odom’s salary and the benefits for the 24 months following his termination by the Company without cause or by him for “good reason.” Effective January 16, 2001, Mr. Odom’s base salary under the agreement was increased to $450,000. Effective November 1, 2002, Mr. Odom’s base salary under the agreement was voluntarily reduced to $405,000 until May 1, 2003, when his base salary under the agreement returned to $450,000. Effective November 1, 2004, Mr. Odom agreed voluntarily to reduce his base salary to $405,000 per year. Effective October 16, 2006, Mr. Odom’s base salary under the agreement was returned to $450,000. On October 24, 2005, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Odom effective as of October 1, 2005 (the “Amended Odom Employment Agreement”), which amended and restated the Original Odom Employment Agreement. The Amended Odom Employment Agreement provides that (i) Mr. Odom shall no longer serve as the Company’s Chief Executive Officer for a stated term with automatic renewals thereof but shall serve as the Company’s Executive Chairman of the Company’s Board until the termination of Mr. Odom’s employment with the Company pursuant to the terms of the Amended Odom Agreement; (ii) in addition to the termination provisions already provided in the Original Odom Employment Agreement, Mr. Odom’s employment with the Company shall terminate immediately if Mr. Odom is not re-elected to serve as a member of the Board; (iii) Mr. Odom is entitled to receive his base salary and benefits for a period of two years after such termination; (iv) if Mr. Odom’s employment under the Amended Odom Employment Agreement is terminated for any reason pursuant to the terms thereof, then Mr. Odom is entitled to receive, in addition to any other amounts provided in the Original Odom Employment Agreement, a pro rata portion of the annual bonus (if any) which Mr. Odom otherwise would have received for the calendar year in which such termination occurs; (v) Mr. Odom’s base salary is no longer required to be increased annually by a percentage at least equal to the percentage increase in the consumer price index for the prior year and (vi) termination for cause requires a determination of all of the non-employee members of the Board instead of two-thirds of the members of the Board. Other than the foregoing modifications to the Original Odom Employment Agreement affected by the Amended Odom Employment Agreement, the material terms of Mr. Odom’s employment with the Company remain unchanged.

Martin D. Kidder. The Company offered to employ Mr. Kidder as the Company’s Chief Financial Officer effective on November 1, 2006 on the following terms, which Mr. Kidder accepted: (i) the Company will pay to Mr. Kidder an annual base salary of $225,000; (ii) the Company will award to Mr. Kidder, in the discretion of the Board, annual bonuses on terms no less favorable than those awarded to other executive officers of the Company and (iii) the Company will provide to Mr. Kidder such other benefits as other executives of the Company receive.

If Mr. Kidder’s employment with the Company is terminated by the Company for cause, then Mr. Kidder is entitled to receive his accrued and unpaid base salary and paid time off through the date of such termination. If Mr. Kidder’s employment with the Company is terminated by the Company without cause, then Mr. Kidder is entitled to receive (i) his base salary as then in effect and other benefits for a period equal to one month for each month of his employment with the Company, with such period not to exceed twelve months and (ii) any accrued and unused paid time off and accrued bonus through the date of termination. Notwithstanding the forgoing, if Mr. Kidder’s employment with the Company is terminated by the Company without cause in connection with a change of control of the Company (as defined in the 1999 Plan), then Mr. Kidder is entitled to receive his base salary as then in effect and other benefits for a period of one year after such termination.

Mark H. Dunaway. The Company offered to employ Mr. Dunaway as the Company’s President and Chief Operating Officer effective on July 1, 2007, on the following terms, which Mr. Dunaway accepted: (i) the Company will pay to Mr. Dunaway an annual base salary of $300,000; (ii) the Company will award to Mr. Dunaway, in the discretion of the Board, annual bonuses on terms no less favorable than those awarded to other executive officers of the Company; and (iii) the Company will provide to Mr. Dunaway such other benefits as other executives of the Company receive. In addition, on July 5, 2007, the Company granted to Mr. Dunaway a ten-year incentive stock option pursuant to the 1999 Plan, as amended, to purchase 500,000 shares of Common Stock at an exercise price of $0.78 per share, with 100,000 of the underlying shares vesting on the date of grant and the remaining underlying shares vesting in equal installments over a four-year period.

Montgomery L. Bannerman. On June 30, 2007, the Company entered into a Consulting and Separation Agreement (the “Bannerman Separation Agreement”) with Mr. Bannerman, pursuant to which he resigned from his position as the Company’s Chief Executive Officer and from all other positions held by him with the Company and its subsidiaries effective as of June 30, 2007 (the “Bannerman Separation Date”). Pursuant to the Bannerman Separation Agreement, Mr. Bannerman has agreed to provide consulting services to the Company for a period of twelve (12) months following the Bannerman Separation Date (the “Bannerman Continuation Period”) as the Company may, from time to time during such Bannerman Continuation Period, reasonably request, provided that such consulting services shall be limited to executive-level services similar to those provided by him while serving as the Company’s Chief Executive Office. Under the Bannerman Separation Agreement, the Company has agreed to provide Mr. Bannerman during the Bannerman Continuation Period with such base salary and health insurance benefits which Mr. Bannerman was entitled to receive prior to the Bannerman Separation Date. See the section of this Proxy Statement titled “Compensation of Executive Officers — Summary of Post-Termination Payments.”

Prior to his resignation from the Company, Mr. Bannerman was employed as the Company’s Chief Executive Officer pursuant to the Executive Employment Agreement between him and the Company dated October 24, 2005. Mr. Bannerman’s Executive Employment Agreement provides for, among other things: (i) the payment to Mr. Bannerman of a specified base salary during the term of his employment; and (ii) a prohibition against Mr. Bannerman’s (a) disclosure of confidential information during the term of the agreement and for the two-year period immediately following any termination of Mr. Bannerman’s employment with the Company, (b) disparagement of the Company, its affiliates and business during the term of the agreement and during the one-year period immediately following any termination of Mr. Bannerman’s employment with the Company, (c) participation in a competitive business during the term of the agreement and, if Mr. Bannerman’s employment with the Company is terminated other than by the Company without “cause” or by Mr. Bannerman for “good reason” within the one-year period immediately following a change of control of the Company, during the one-year period immediately following such termination, and (d) solicitation of the Company’s employees, interference with the Company’s customers and interference with the control of the Company during the one-year period immediately following the termination of Mr. Bannerman’s employment with the Company, if such employment is terminated other than by the Company without cause or by Mr. Bannerman for good reason within the one-year period immediately following a change of control of the Company.

Juliet M. Reising. On October 13, 2006, the Company entered into a Consulting and Separation Agreement (the “Reising Separation Agreement”) with Ms. Reising pursuant to which she resigned from her position as the Company’s Chief Financial Officer and all other positions held by her with the Company and its subsidiaries effective as of November 1, 2006 (the “Reising Separation Date”). Pursuant to the Reising Separation Agreement, Ms. Reising (i) continued to serve as an employee of the Company from the Reising Separation Date through November 30, 2006 (the “Reising Continuation Period”), providing the Company during such period with executive-level services similar to those provided by her while serving as the Company’s Chief Financial Officer and (ii) served as a consultant to the Company from time to time from December 1, 2006 through January 1, 2007 (the “Consultancy Period”). Under the Reising Separation Agreement, the Company (a) provided Ms. Reising during the Reising Continuation Period with such salary and benefits which Ms. Reising was entitled to receive prior to the Reising Separation Date and (b) granted to Ms. Reising 66,936 shares of restricted Common Stock pursuant to the 1999 Plan, which shares vested on January 1, 2007. See the section of this Proxy Statement titled “Compensation of Executive Officers — Summary of Post-Termination Payments.”

Prior to her resignation from the Company, Ms. Reising was employed as the Company’s Executive Vice President and Chief Financial Officer pursuant to the Executive Employment Agreement with Ms. Reising dated as of September 29, 2000 and amended as of October 1, 2005 (the “Reising Employment Agreement”), whereby Ms. Reising agreed to serve as the Executive Vice President and Chief Financial Officer of the Company for a term of three years for a base salary at an annual rate per year of $175,000 through and including March 23, 2001, and at an annual rate per year of $200,000 thereafter. The agreement provides for: (i) the payment of a specified base salary and an annual bonus in the discretion of the Board during her term of employment; (ii) a prohibition against Ms. Reising’s disclosure of confidential information for a period of two years following termination and (iii) continuation of Ms. Reising’s salary and the benefits for the 24 months following her termination by the Company without cause or by her for “good reason.”

Potential Payments Upon Termination or Change of Control

Steven A. Odom. The Amended Odom Employment Agreement requires the Company to make certain severance payments and provide certain severance benefits to Mr. Odom if his employment is terminated without “cause” or for “good reason” after a “change of control.” These terms have the meanings set forth below.

Cause. Under the Amended Odom Employment Agreement, Mr. Odom’s employment may be terminated for “cause” if he has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by all of the non-employee members of the Board that Mr. Odom (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the executive or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company.

Good Reason. Under the Amended Odom Employment Agreement, “good reason” is generally defined to mean:

(i)	the assignment to Mr. Odom of any duties inconsistent with his position, authority, duties or responsibilities as in effect immediately prior to the date of such assignment, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities,

(ii)	a reduction by the Company in Mr. Odom’s base salary or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which the executive is covered immediately prior to Mr. Odom’s termination date which adversely affects the executive;

(iii)	any failure to pay Mr. Odom any compensation or benefits to which he is entitled within five (5) days of the date due after notice of the failure to so pay is given by the executive;

(iv)	the Company’s requiring Mr. Odom to be based anywhere other than within fifty (50) miles of Mr. Odom’s job location;

(v)	the insolvency or the filing by the Company of a petition for bankruptcy;

(vi)	any purported termination of Mr. Odom’s employment for cause by the Company which does not comply with the terms of the employment agreement; or

(vii)	any breach by the Company of any provision of the employment agreement.

Change of Control. Under the Amended Odom Employment Agreement, a “change of control” occurs, subject to certain exceptions, if:

(i)	a majority of the directors of the Company shall be persons other than persons: (a) for whose election proxies shall have been solicited by the Board, or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships;

(ii)	a majority of the outstanding voting power of the Company shall have been acquired or beneficially owned by any person or group of persons, which group does not include the executive; or

(iii)	there shall have occurred:

(A)	a merger or consolidation of the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which (a) the holders of voting stock of the Company immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and (b) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Company as all other holders of such class or series);

(B)	a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities or other property;

(C)	the sale or other disposition of all or substantially all of the assets of the Company; or

(D)	the liquidation or dissolution of the Company.

Mark H. Dunaway. The Company and Mr. Dunaway have agreed to give the other 90 days notice prior to termination of Mr. Dunaway’s employment by either party.

Martin D. Kidder. Mr. Kidder’s employment arrangement with the Company requires the Company to make certain severance payments and provide certain severance benefits to Mr. Kidder if he is terminated without “cause.” For this purpose, “cause” for termination of Mr. Kidder’s employment shall exist if: (i) he is convicted (from which no appeal may be taken) or pleads guilty to any act of fraud, misappropriation or embezzlement, or any felony or (ii) if, in the sole good faith determination of Board as set forth in a written statement from the Board, (A) Mr. Kidder has engaged in conduct or activities materially damaging to the Company’s business or (B) Mr. Kidder has failed to substantially perform and satisfactorily discharge his reasonably assigned duties.

Summary of Post-Termination Payments

Based upon a hypothetical termination as of December 31, 2006 (i) of Mr. Odom’s employment by the Company without cause or as a result of the failure of Mr. Odom to be elected to the Board or for good reason within twelve (12) months after a change of control and (ii) of Mr. Kidder’s employment by the Company without cause in connection with a change of control (as such term is used in the 1999 Plan), the estimated severance payments and benefits pursuant to their respective employment agreements or arrangements would be as follows:

Name	Salary	Welfare Benefits(1)	Acceleration of Option Awards(2)
Steven A. Odom	$900,000	$16,000	$10,000
Martin D. Kidder(3)	$225,000	$8,000	$2,500

(1)	These amounts have been estimated based upon premiums payable with respect to insurance coverages for the Named Executive Officers as of the hypothetical termination date of December 31, 2006.

(2)	This amount equals (i) the product of unvested awards that accelerate upon the termination of employment multiplied by the Company’s closing stock price of $1.16 on December 29, 2006 minus (ii) the exercise price of such awards.

(3)	In the event Mr. Kidder’s employment is terminated by the Company without cause (but not in connection with a change of control), Mr. Kidder would be entitled to receive $37,500, $1,300 and $0 with respect to salary, welfare benefits and acceleration of option awards, respectively.

Montgomery L. Bannerman. Mr. Bannerman ceased serving as the Company’s Chief Executive Officer effective June 30, 2007. Consequently, pursuant to the Bannerman Separation Agreement, the Company is paying Mr. Bannerman an aggregate of $357,500 and $31,500 with respect to salary and welfare benefits, respectively, in equal installments over a twelve-month period commencing June 30, 2007.

Juliet M. Reising. Ms. Reising ceased serving as the Company’s Chief Financial Officer on November 1, 2006. Consequently, pursuant to the Reising Separation Agreement and the Reising Employment Agreement, the Company is paying Ms. Reising an aggregate of $540,000 and $11,000 with respect to salary and welfare benefits, respectively, in equal installments over a twenty-four month period commencing on November 1, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment and Separation Agreements

Descriptions of the employment and separation agreements or arrangements between the Company and Messrs. Odom, Dunaway, Kidder and Bannerman and Ms. Reising are set forth in the section of this Proxy Statement titled “Compensation of Executive Officers — Employment and Separation Agreements.”

Indemnification Agreements

In addition, the Company has entered into Indemnification Agreements with certain of its directors and non-director officers at the level of Vice President and above. The form of these agreements was ratified by the shareholders of the Company at the Company’s annual meeting of shareholders held in 2001.

Private Placement

In connection with the private placement of securities conducted by the Company in September 5, 2007, Mr. Greenwald, a director nominee, purchased 3,000,000 shares of Common Stock and a warrant to purchase 2,250,000 shares of Common Stock for an aggregate purchase price of $2,040,000. The warrant has an exercise price of $.90 per share and is exercisable for a five-year period commencing six (6) months after the date of issuance. Mr. Greenwald purchased such securities on the same terms as the other investors in the private placement.

Other Material Relationships

There are no material relationships between the Company and its directors or executive officers except as previously discussed herein. In the ordinary course of business and from time to time, the Company and its affiliates and subsidiaries may do business with each other.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding equity compensation plans under which the Common Stock is authorized for issuance as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:(1)	3,909,635		$2.75		1,573,787
Equity compensation plans not approved by security holders:	2,754,747	(2)(3)	$0.90	(2)(3)	—
Total	6,664,382		$1.99		1,573,787

(1)	Represents options granted pursuant to the 1999 Plan.

(2)	Does not include (i) outstanding options to purchase 64,208 shares of Common Stock with a weighted average exercise price of $12.67 per share, which were originally granted as options to purchase shares of common stock of Telemate.Net Software, Inc. (“Telemate.Net”) pursuant to the Telemate Stock Incentive Plan and the Telemate.Net Software, Inc. 1999 Stock Incentive Plan and which were assumed by the Company in connection with the Company’s acquisition of Telemate.Net and (ii) outstanding options and warrants to purchase 630,000 shares of Common Stock with a weighted average exercise price of $12.88 per share, which were originally granted as options and warrants to purchase shares of Cereus’ common stock pursuant to the Cereus’ Outside Director Warrant Plan, Directors’ Warrant Plan and 1997 Stock Option Plan and which were assumed by the Company in connection with the Company’s acquisition of Cereus. The Company has not made, and will not make, any grants under the stock option or warrant plans of Telemate.Net or Cereus.

(3)	Includes options and warrants to purchase Common Stock granted under plans not approved by the Company’s shareholders. The material features of such plans are set forth below.

(a)	On March 16, 2005, the Company issued warrants to purchase an aggregate of 302,400 shares of Common Stock to two placement agents and 16 employees of the placement agents as compensation for placement agent services rendered to the Company by such agents. The warrants are exercisable over a four-year period commencing on February 4, 2006 at an initial exercise price of $3.60 per share.

(b)	On November 19, 2004, the Company issued to Mr. Bannerman in connection with his appointment as Senior Vice President, Strategic Initiatives of the Company a ten-year option to purchase 50,000 shares of Common Stock at an exercise price of $3.45 per share exercisable with respect to twenty-five percent (25%) of the underling shares on each of November 19, 2005, November 19, 2006, November 19, 2007 and November 19, 2008.

(c)	On September 20, 2006, the Company issued warrants to purchase 600,000 and 1,321,877 shares of Common Stock, at an exercise price of $0.01 and $0.91, respectively, to Laurus in consideration of a new $14.0 million credit facility. The warrant to purchase 1,321,877 shares of Common Stock is exercisable until September 20, 2011 and there is no expiration date on the warrant to purchase 600,000 shares of Common Stock.

(d)	On December 29, 2006, the Company issued warrants to purchase 150,000 and 330,470 shares of Common Stock, at an exercise price of $0.01 and $0.91, respectively, to Laurus in consideration of its consent to a business acquisition transaction and the waiver of certain conditions under the Company’s credit facility which would otherwise have been required to satisfy before having access to additional borrowing availability under the credit facility. The warrant to purchase 330,470 shares of Common Stock is exercisable until December 29, 2011 and there is no expiration date on the warrant to purchase 150,000 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of Common Stock (“Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company for the year ended December 31, 2006, and the information provided to the Company by Reporting Persons of the Company, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

ADDITIONAL INFORMATION

Annual Report

A copy of the Annual Report, excluding exhibits, is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material enclosed herewith. Upon receipt of a written request, the Company will, without charge, furnish any owner of its Common Stock a copy of its Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Other Matters

Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting of Shareholders which accompanied this Proxy Statement. However, if any other matters do properly come before the Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters. Such person or persons will also vote the proxy in accordance with their best judgment on matters incident to the conduct of the Meeting, including any decisions to adjourn the Meeting.

Shareholder Proposals

Any and all shareholder proposals with respect to nominations of persons for election as directors must comply with the provisions of Article III, Section 10 of the Bylaws, which provisions are summarized in the section of this Proxy Statement titled “Corporate Governance and Board Matters — Nominating Process for Directors.” Any and all other shareholder proposals for inclusion in the proxy materials for the Company’s annual meeting of shareholders to be held in 2008 must comply with Rule 14a-8 promulgated under the Exchange Act and must be received by the Company, at its offices located at 400 Galleria Parkway, Suite 200, Atlanta, Georgia 30339, not later than January 31, 2008. Such other proposals should be addressed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed postage-paid envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors,

Steven A. Odom
Executive Chairman of the Board and
Chief Executive Officer

Atlanta, Georgia
November 9, 2007

Appendix A

VERSO TECHNOLOGIES, INC.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors of Verso Technologies, Inc. (the “Company”) to be known as the audit committee. The audit committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of The Nasdaq Stock Market, Inc. No member of the audit committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. Each appointed audit committee member shall be subject to annual reconfirmation by the board of directors and may be removed by the board of directors at any time.

All members of the audit committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Statement of Purpose and Policy

The purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information of the Company which will be provided to the shareholders and others; reviewing the systems of internal controls which management and the board of directors have established; appointing, retaining and overseeing the performance of independent auditors; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. In so doing, the audit committee shall seek to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to better react to changing conditions and to better evaluate the corporate accounting and reporting practices of the Company.

In carrying out these responsibilities, the audit committee shall:

•	Review annually the audit committee’s charter for adequacy and recommend any changes to the board of directors.

•	Be directly responsible for the appointment of, the determination of the compensation for, and the retention and oversight of the work of, the independent auditors engaged (including resolution of disagreements between the independent auditors and management regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The audit committee shall have the sole authority to hire, fire and determine the compensation of the independent auditors employed to conduct the annual audit. The independent auditors shall report directly to the audit committee.

•	Ensure rotation of the audit partner of the independent auditors as required by Section 10A(j) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

•	Obtain on an annual basis a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with the independent auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditors, and recommend to the board of directors, if necessary, that the full board of directors take appropriate action to oversee the independence of the independent auditors.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the audit committee periodically should review the Company’s policy statements to determine their adherence to the Company’s code of ethics and conduct.

•	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Approve all related party transactions, as defined by applicable SEC rules and regulations, to which the Company is a party.

•	Engage and determine funding for such independent professional advisers and counsel as the audit committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the audit committee, as determined by the audit committee, for payment of (i) compensation to the independent auditors for services approved by the audit committee, (ii) compensation to any outside advisers retained by the audit committee and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

•	Pre-approve all audit services and permissible non-audit services by the independent auditors, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The audit committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent auditors to render services to the Company, including, but not limited to, policies that would allow the delegation of pre-approval authority to one or more members of the audit committee, provided that any pre-approvals delegated to one or more members of the audit committee are reported to the audit committee at its next scheduled meeting.

•	Establish procedures for: (i) the submission, receipt, retention, investigation and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Notwithstanding the foregoing, it is not the responsibility of the audit committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This responsibility rests with management and the independent auditors. Furthermore, it is not the duty of the audit committee to conduct investigations or to assure compliance with laws and regulations.

Appendix B

VERSO TECHNOLOGIES, INC.
GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors (the “Board”) of Verso Technologies, Inc. (the “Company”) to be known as the governance and nominating committee (the “Committee”). The Committee shall be comprised of not less than three directors, each of whom shall be “independent” in accordance with the Federal securities laws and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (the “NASDAQ”).

The members of the Committee will be appointed by, and serve at the discretion of, the Board. Each appointed Committee member shall be subject to annual reconfirmation by the Board and may be removed by the Board at any time. In addition, the Committee shall be subject to the provisions of the Company’s amended and restated bylaws (the “Bylaws”) relating to committees of the Board.

Statement of Purpose

The Committee shall oversee, review and monitor, and make periodic recommendations to the Board concerning, matters of corporate governance for the Company and shall identify and recommend to the Board for nomination individuals to stand for election to or fill any vacant seats on the Board. In addition, the Chairman of the Committee may call a meeting of all of the Company’s “independent directors,” as such term is defined under the NASDAQ rules and regulations, at any time upon reasonable notice.

Responsibilities

In carrying out the purpose set forth above, the Committee shall:

•	Consider and recommend to the Board the number of members that should serve on the Board.

•	Lead the search for, identify and recommend to the Board for nomination qualified candidates for election or appointment as directors.

•	Recommend to the Board the establishment of new Board committees as the Committee deems necessary or advisable.

•	Recommend Board committee assignments and committee chairs for consideration by the Board.

•	Establish as the Committee deems necessary or advisable the minimum qualifications for director nominees as well as specific qualities or skills necessary for one or more of the directors.

•	Oversee and monitor the process set forth in Article III, Section 10 of the Bylaws by which shareholders of the Company may nominate candidates for Board membership and recommend to the Board modifications to such process and amendments to such section as the Committee deems necessary or advisable.

•	Oversee and monitor the process by which the Board nominates candidates for Board membership and any differences in the evaluation of a candidate nominated by the Board compared to one suggested by a shareholder and recommend to the Board modifications to such process as the Committee deems necessary or advisable.

•	Consider and review periodically the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as business experience, diversity and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board.

•	Administer and review periodically an evaluation of the processes and performance of the Board and report such review to the Board.

B-1

•	Monitor, with the assistance of the Company’s management, developments in corporate governance and corporate “best practices.”

•	Review and report on additional corporate governance matters as necessary under the Federal securities laws, the rules and regulations of the SEC or NASDAQ or other sources, or as directed by the Board.

•	Monitor and review any issues regarding the “independence” of directors or involving conflicts or potential conflicts of interest and evaluate any change of status or circumstances with respect to a director and determine the propriety of the director’s continued service in light of that change.

•	Review periodically the Company’s Code of Ethics and Conduct (the “Code”) and other corporate governance practices and policies and recommend to the Board modifications thereto as the Committee deems necessary or advisable.

•	Oversee and monitor the Company’s procedures for handling the receipt, retention and treatment of complaints received by the Company regarding material violations of applicable law, unethical conduct and breaches of the Code and recommend to the Board modifications to such procedures as the Committee deems necessary or advisable.

•	Investigate and recommend to the Board remedial action with respect to complaints received by the Company regarding material violations of applicable law, unethical conduct or breaches of the Code.

•	Consider and make a recommendation to the Board with respect to a request by any person for a waiver of any provision of the Code.

•	Oversee and monitor the process by which shareholders may send communications to the Board and recommend to the Board modifications to such process as the Committee shall deem necessary or advisable.

•	Review and assess annually the adequacy of this Charter and the performance of the Committee and recommend to the Board for approval any proposed changes to the Charter or the Committee.

•	Review and report on additional corporate governance matters as necessary or appropriate or as directed by the Chairman or the Board.

•	Perform any other activities consistent with this Charter, the Bylaws, the Code and governing law as the Committee or the Board deems necessary or appropriate.

Resources and Authority

The Committee shall have the resources and authority necessary to discharge its responsibilities, including the authority, to the extent it deems necessary or appropriate, to retain independent financial, legal or other advisors. The Company shall provide funding, as determined by the Committee, for payment of compensation to any independent advisors or administrative support employed by the Committee.

Meetings

The Committee will meet periodically as necessary to act upon any matter within its jurisdiction.

B-2

Appendix C

VERSO TECHNOLOGIES, INC.
2007 STOCK INCENTIVE PLAN

Effective Date: _________________, 2007

VERSO TECHNOLOGIES, INC.
2007 STOCK INCENTIVE PLAN

1.  Purpose. The purpose of the Verso Technologies, Inc. 2007 Stock Incentive Plan is to advance the interest of the shareholders of the Company by enhancing its ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders.

2.  Definitions. As used in this Plan,

(a)  “1999 Stock Incentive Plan” means the Company’s 1999 Stock Incentive Plan, as amended.

(b)  “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 9 of this Plan, such committee (or subcommittee).

(c)  “Benefit Arrangement” means any formal or informal plan or arrangement for the direct or indirect provision of compensation to a Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant.

(d)  “Cause” means (i) with respect to any Participant subject to any employment or other agreement with the Company or any Subsidiary, as such term is defined in such employment or other agreement, or (ii) if such term is not defined in such employment or other agreement or with respect to any Participant not subject to any employment or other agreement with the Company or any Subsidiary (A) fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (B) any unlawful or criminal activity of a serious nature, (C) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (D) any material breach of any employment, service or noncompete agreement entered into with the Company or any Subsidiary.

(e)  “Change of Control” has the meaning provided in Section 12 of this Plan.

(f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)  “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(h)  “Company” means Verso Technologies, Inc., a Minnesota corporation, and its successors.

(i)  “Covered Employee” means a Participant who is, or is determined by the Board to be a Participant who may become, a “covered employee” within the meaning of Section 162(m) of the Code.

(j)  “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Performance Shares, Performance Units or a grant or sale of Restricted Stock or Restricted Stock Units, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(k)  “Director” means a member of the Board.

(l)  “Disability” means, with respect to any Participant, the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or any Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, then the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(m)  “Effective Date” means the date immediately following the date that this Plan is approved by the shareholders of the Company.

(n)  “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence that sets forth the terms and conditions of Option Rights, Performance Shares or Performance Units granted, or a grant or sale of Restricted Stock or Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant; provided, however, that in the case of any grant of an Incentive

Stock Option, such Evidence of Award must satisfy the requirements of Treasury Regulation § 1.421-1(a)(3) (including any successor provision thereto).

(o)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)  “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code.

(q)  “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the date thereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(r)  “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Restricted Stock, Restricted Stock Units or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of, or growth in, one or more of the following criteria:

(i)	Appreciation in value of shares;

(ii)	Total shareholder return;

(iii)	Earnings per share;

(iv)	Operating income;

(v)	Operating income before depreciation or amortization;

(vi)	Net income;

(vii)	Pretax earnings;

(viii)	Earnings before interest, taxes, depreciation and amortization;

(ix)	Pro forma net income;

(x)	Return on equity;

(xi)	Return on designated assets;

(xii)	Return on capital;

(xiii)	Economic value added;

(xiv)	Revenues or sales;

(xv)	Expenses;

(xvi)	Operating profit margin;

(xvii)	Operating cash flow;

(xviii)	Free cash flow;

(xix)	Cash flow return on investment;

(xx)	Operating margin or net profit margin; or

(xxi)	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, then the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code and the Board intends that such award should qualify as “performance-based compensation” for purposes of such section. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(s)  “Market Value Per Share” means the value of a share of Common Stock determined as follows: if on the Date of Grant or other determination date the Common Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Market Value Per Share shall be the closing price of the Common Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Date of Grant or such other determination date (or if there is no such reported closing price, the Market Value Per Share shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, then the Market Value Per Share shall be the value of the Common Stock as determined by the Board in good faith in a manner consistent with Section 409A of the Code.

(t)  “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u)  “Option Price” means the purchase price payable on exercise of an Option Right.

(v)  “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 5 of this Plan.

(w)  “Other Agreement” means any agreement, contract or understanding entered into by a Participant with the Company or any Subsidiary that expressly addresses Section 280G or Section 4999 of the Code.

(x)  “Parachute Payment” means a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(y)  “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time (i) a Director, officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, or (ii) a consultant or advisor (who is a natural person) to the Company or any one or more of its Subsidiaries.

(z)  “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(aa)  “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(bb)  “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(cc)  “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(cc)  “Plan” means the Verso Technologies, Inc. 2007 Stock Incentive Plan, as may be amended from time to time.

(ee)  “Prior Stock Incentive Plan” means each of the 1999 Stock Incentive Plan, the Company’s 1995 Stock Incentive Plan, the Company’s 1997 Stock Incentive Plan and the Company’s 1998 Stock Incentive Plan.

(ff)  “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(gg)  “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(hh)  “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.

(ii)  “Retirement” means, with respect to any Participant, termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of this Plan, early) retirement/pension plan or practice of the Company or any Subsidiary then covering the Participant; provided, however, that if the Participant is not covered by any such plan or practice, then the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

(jj)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(kk)  “Subsidiary” means a corporation, company or other entity (i) at least 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that (A) for purposes of determining whether a Participant may receive a grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50% of the total combined voting power represented by all classes of stock issued by such corporation, and (B) for purposes of determining whether a Participant may receive a grant of any other Option Rights, “Subsidiary” means any member of the Company’s controlled group described in Section 16(b) of this Plan.

(ll)  “Surviving Incumbent Directors” means (i) the individuals who were Incumbent Directors immediately prior to the effective date of a merger or consolidation to which the Company is a party, or the effective date of a share exchange in which the Company exchanges the Company’s shares for shares of another corporation, which does not constitute a Change of Control as a result of Section 12(d) of this Plan and who constitute immediately after such effective date at least a majority of the board of directors of the surviving corporation resulting from such merger or consolidation, and (ii) any individual becoming a director of such surviving corporation whose election, nomination for election by such surviving corporation’s shareholders, or appointment, was approved by a vote of at least a majority of the then Surviving Incumbent Directors (either by a specific vote or by approval of the proxy statement of such surviving corporation in which such individual is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be a Surviving Incumbent Director if such individual’s election or appointment to the board of directors of such surviving corporation occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) with respect to the election or removal of directors of such surviving corporation or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of such surviving corporation.

(mm)  “Voting Securities” means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another legal entity.

3.  Successor to Prior Plan. This Plan was adopted by the Board on October 24, 2007. This Plan is intended as the successor to the 1999 Stock Incentive Plan. As of the Effective Date, no additional awards shall be granted under the 1999 Stock Incentive Plan. Any shares of Common Stock remaining available for issuance under the 1999

Stock Incentive Plan as of the Effective Date shall be included in the number of shares of Common Stock that may be issued pursuant to this Plan as provided in Section 4(a)(i) of this Plan and shall be available for issuance pursuant to grants of Option Rights, Performance Shares, Performance Units, or grants or sales of Restricted Stock or Restricted Stock Units, under this Plan. Outstanding awards granted under any Prior Stock Incentive Plan shall remain subject to the terms of such Prior Stock Incentive Plan, except that the Board may elect to extend one or more of the features of this Plan to awards granted under any Prior Stock Incentive Plan. Any shares of Common Stock subject to outstanding awards granted under any Prior Stock Incentive Plan that expire or are forfeited or are cancelled after the Effective Date shall be added to the maximum number of shares available under this Plan as provided in Section 4(a)(i) of this Plan and shall become available for the grant of Option Rights, Performance Shares, Performance Units, or the grant or sale of Restricted Stock or Restricted Stock Units, under this Plan. All grants of Option Rights, Performance Shares, Performance Units, or grants or sales of Restricted Stock or Restricted Stock Units, under this Plan subsequent to the Effective Date shall be subject to the terms of this Plan.

4.  Shares Subject to this Plan.

(a)  Maximum Shares Available Under this Plan.

(i)  Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights; (B) as Restricted Stock and released from substantial risks of forfeiture thereof; (C) in payment of Restricted Stock Units; (D) in payment of Performance Shares or Performance Units that have been earned; or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 10,000,000 shares of Common Stock, plus (1) any shares of Common Stock remaining available for issuance under the 1999 Stock Incentive Plan as of the Effective Date and (2) any shares of Common Stock subject to outstanding awards granted under any Prior Stock Incentive Plan which subsequently expire or are forfeited or are cancelled after the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)  Shares of Common Stock subject to an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, (A) upon payment in cash of all or any portion of the benefit provided by any award granted under this Plan (including, without limitation, any cash utilized by the Company to satisfy any tax withholding requirement with respect to such award), any unissued shares of Common Stock that otherwise would have been issued pursuant to that award will be available for issue or transfer under this Plan and (B) any shares of Common Stock subject to awards granted under this Plan that expire or are forfeited or are cancelled will be available for issue or transfer under this Plan. Notwithstanding anything to the contrary contained herein: (1) shares of Common Stock tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (2) shares of outstanding Common Stock withheld from the Participant and redeemed by the Company or sold on the Participant’s behalf to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; and (3) shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above.

(b)  Life-of-Plan Limits. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11 of this Plan:

(i)  The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 10,000,000.

(ii)  The aggregate number of shares of Common Stock issued as Restricted Stock (and released from substantial risks of forfeiture), Restricted Stock Units, Performance Shares or Performance Units shall not exceed 10,000,000.

(c)  Individual Participant Limits. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11 of this Plan:

(i)  No Participant shall be granted Option Rights, in the aggregate, for more than 2,000,000 shares of Common Stock during any calendar year.

(ii)  No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives or Performance Shares, in the aggregate, for more than 2,000,000 shares of Common Stock during any calendar year.

(iii)  Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.

5.  Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant will be subject to all of the requirements contained in the following provisions:

(a)  Each grant of Option Rights will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 4 of this Plan.

(b)  Each grant of Option Rights will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c)  Each grant of Option Rights will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d)  To the extent permitted by law, any grant of Option Rights may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)  Successive grants of Option Rights may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)  Each grant of Option Rights will specify the period or periods (if any) of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(g)  Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. The grant of such Option Rights will specify that, before the exercise of such rights, the Board must determine that the Management Objectives have been satisfied.

(h)  Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify or (iii) combinations of the foregoing.

(i)  No Option Right will be exercisable more than 10 years from the Date of Grant.

(j)  Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

6.  Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a)  Each grant or sale of Restricted Stock will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)  Each grant or sale of Restricted Stock may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)  Each such grant or sale of Restricted Stock may provide that the Restricted Stock covered by such grant or sale vest upon the passage of time, subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of time as determined by the Board at the Date of Grant, and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Sections 6(e) or 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(d)  Each grant or sale of Restricted Stock will provide that during the period for which any such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)  Any grant or sale of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock and, in addition, may provide for the earlier termination of these restrictions as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f)  Any grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g)  Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

(h)  Without limiting the generality of the foregoing, if and to the extent that the Board determines that any award of Restricted Stock to be granted or sold to a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, then (i) the grant or sale of such award shall specify, and the payment and/or settlement of such award shall be contingent upon the achievement of, Management Objectives; and (ii) such Restricted Stock shall otherwise be subject to such other terms and conditions as are necessary for the award thereof to comply with Section 162(m) of the Code.

7.  Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a)  Each grant or sale of Restricted Stock Units will constitute the agreement by the Company to deliver shares of Common Stock, cash or any combination thereof, as determined by the Board, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. Each grant of Restricted Stock Units may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b)  Each grant or sale of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)  The duration of the Restriction Period applicable to each grant or sale of Restricted Stock Units shall be determined by the Board at the Date of Grant and may provide for the earlier lapse or other modification of such Restriction Period as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(d)  During the Restriction Period, the Participant will have no right to transfer any rights under the Participant’s award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e)  Each grant or sale of Restricted Stock Units will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(f)  Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

(g)  Without limiting the generality of the foregoing, if and to the extent that the Board determines that any award of Restricted Stock Units to be granted or sold to a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, then (i) the grant or sale of such award shall specify, and the payment and/or settlement of such award shall be contingent upon the achievement of, Management Objectives; and (ii) such Restricted Stock Units shall otherwise be subject to such other terms and conditions as are necessary for the award thereof to comply with such section.

8.  Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the requirements contained in the following provisions:

(a)  Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code and the Board intends that such award should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

(b)  The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(c)  Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied; provided, however the Board may provide for the earlier termination of these restrictions as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(d)  Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)  The Board may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g)  Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(h)  Without limiting the generality of the foregoing, if and to the extent that the Board determines that any award of Performance Shares or Performance Units to be granted to a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, then (i) the grant of such award shall specify, and the payment and/or settlement of such award shall be contingent upon the achievement of, Management Objectives; and (ii) such Performance Shares or Performance Units shall otherwise be subject to such other terms and conditions as are necessary for the award thereof to comply with Section 162(m) of the Code.

9.  Effect of Termination of Employment or Other Service. The Board shall determine the effect on an award granted under this Plan of the death, Disability, Retirement, termination of employment or service or other change in the employment or other status of a Participant. Unless otherwise provided in the applicable Evidence of Award:

(a)  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability: (i) all Option Rights held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option Right); (ii) all restrictions applicable to Restricted Stock held by the Participant will be deemed fully satisfied upon such termination; (iii) all restrictions and the Restriction Period applicable to Restricted Stock Units held by the Participant will be deemed fully satisfied and will lapse, respectively, upon such termination; and (iv) the Management Objectives and the Performance Period applicable to Performance Shares or Performance Units held by the Participant will be deemed satisfied and will lapse, respectively, upon such termination.

(b)  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement: (i) all Option Rights which are not Incentive Stock Options held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option Right); (ii) all Option Rights which are Incentive Stock Options held by the Participant will become immediately exercisable in full and will remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option Right); (iii) all restrictions applicable to Restricted Stock held by the Participant will be deemed fully satisfied upon such termination; (iv) all restrictions and the Restriction Period applicable to Restricted Stock Units held by the Participant will be deemed fully satisfied and will lapse, respectively, upon such termination; and (v) the Management Objectives and the Performance Period applicable to Performance Shares or Performance Units held by the Participant will be deemed satisfied and will lapse, respectively, upon such termination.

(c)  Subject to the second sentence of this Section 9(c) with respect to Option Rights, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary): (i) all rights of the Participant under this Plan and any Evidence of Award will immediately terminate without notice of any kind; (ii) any Option Rights held by the Participant will be terminated; (iii) any Restricted Stock held by the Participant will be forfeited; (iv) any Restricted Stock Units held by the Participant which are subject to restrictions that have not been satisfied or to a Restriction Period which has not lapsed will be forfeited; and (v) any Performance Shares or Performance Units held by the Participant which have not become payable to the Participant will be forfeited. However, (i) if the termination of the Participant’s employment or other service is due to any reason other than termination by the Company or any Subsidiary for Cause, then all Option Rights held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option Rights), and (ii) if such termination is due to termination by the Company or any Subsidiary for Cause, then Option Rights held by the Participant will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration date of any such Option Rights).

10.  Administration of this Plan.

(a)  This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b)  The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units in the manner and to the extent the Board shall deem expedient to carry this Plan into effect.

(c)  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units (subject to any limitations under this Plan) to employees or officers of the Company or any of its present or future Subsidiaries and to exercise such other powers under this Plan as the Board may determine; provided, however, that (i) the Board shall fix the maximum number of shares subject to any Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that the officers may grant and (ii) no officer shall be authorized to grant any awards under this Plan to any “executive officer” of the Company (as defined by Rule 3b-7 promulgated under the Exchange Act) , any “officer” of the Company (as defined by Rule 16a-1 promulgated under the Exchange Act) or any other Covered Employee.

(d)  No Director or officer of the Company acting pursuant to the authority delegated to a committee of the Board (or a subcommittee thereof) or to such officer by the Board pursuant to this Section 9 shall be liable for any action or determination relating to or under this Plan made in good faith.

11.  Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Restricted Stock Units, Performance Shares and Performance Units granted under this Plan, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Board in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 4(b)(i) of this Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

12.  Change of Control. For purposes of this Plan, except as may be otherwise defined in an individual Participant’s Evidence of Award, a “Change of Control” shall mean the occurrence of any of the following events:

(a)  the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a Person that is not controlled by the Company;

(b)  the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)  any person becomes after the Effective Date the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of (i) 20% or more, but less than 50%, of the then-outstanding

Voting Securities of the Company unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (ii) 50% or more of the then-outstanding Voting Securities of the Company (regardless of any approval by the Incumbent Directors) other than as a result of a merger, consolidation or share exchange that would not constitute a Change of Control pursuant to Section 12(d) of this Plan;

(d)  a merger or consolidation to which the Company is a party, or a share exchange in which the Company exchanges the Company’s shares for shares of another corporation, if the shareholders of the Company immediately prior to the effective date of such merger, consolidation or share exchange have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), immediately following the effective date of such merger, consolidation or share exchange, of securities of the surviving corporation representing 50% or less of the then-outstanding Voting Securities of the surviving corporation (regardless of any approval by the Incumbent Directors) unless persons who are Incumbent Directors immediately prior to the effective date of such merger, consolidation or share exchange constitute a least a majority of the board of directors of the surviving corporation immediately after such effective date;

(e)  the Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(f)  the Surviving Incumbent Directors cease for any reason to constitute at least a majority of the board of directors of the surviving corporation resulting from a merger or consolidation to which the Company is a party, or a share exchange in which the Company exchanges the Company’s shares for shares of another corporation, which does not constitute a Change of Control as a result of Section 12(d) of this Plan; or

(g)  any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

13.  Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

14.  Transferability.

(a)  No Option Right granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights will be exercisable during the Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)  The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

15.  Withholding Taxes. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an award made under this Plan. The Company may satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, then the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture or otherwise in payment of any award granted under this Plan or, if the Company so requires, at the same time as the payment of the Option Price unless the Company determines otherwise. If provided for in an Evidence of Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the award made under this Plan creating the tax obligation, valued at their Market Value Per Share; provided, however, except as otherwise provided by the Board, that the total tax withholding where Common Stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

16.  Compliance with Section 409A of the Code.

(a)  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any regulations or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)  In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i)  In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3); and

(ii)  In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(c)  Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant upon the earliest to occur of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), then the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

17.  Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Subsidiary, except an Other Agreement, and notwithstanding any Benefit Arrangement, if the Participant is a “disqualified individual,”

as defined in Section 280G(c) of the Code, any Option Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a Parachute Payment and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

18.  Effective Date. This Plan will be effective as of the Effective Date.

19.  Amendments.

(a)  The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market LLC or, if the shares of Common Stock are not traded on the Nasdaq Capital Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. In addition, if at any time the approval of the Company’s shareholders is required under Section 422 of the Code in order to amend this Plan, then such amendment will also be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Unless otherwise specified in the amendment, any amendment to this Plan adopted in accordance with this Section 19 shall apply to, and be binding on the holders of, all awards outstanding under this Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially or adversely affect the rights of Participants.

(b)  The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan or other adjustments necessary to continue compliance with Section 409A of the Code.

(c)  If permitted by Section 409A of the Code, in case of termination of employment by reason of death, Disability or Retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 14 of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)  Subject to Section 19(b) of this Plan, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code and the Board intends that such award should qualify as “performance-based compensation” for purposes such section. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 11 of this Plan, no such amendment shall impair the rights of any Participant without the Participant’s consent.

20.  Termination. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.  Requirements of Law.

(a)  The Company shall not be required to sell or issue any shares of Common Stock under any award under this Plan if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option Right, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an award under this Plan upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or issuance of shares under this Plan, no shares of Common Stock may be issued or sold to the Participant or any other individual exercising an Option Right pursuant to such award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option Right or the delivery of any shares of Common Stock underlying an award under this Plan, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option Right may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered by this Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option Right or the issuance of shares of Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option Right shall not be exercisable until the shares of Common Stock covered by such Option Right are registered or are exempt from registration, the exercise of such Option Right under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

(b)  With respect to Persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed modified so as to be in compliance with such rule or, if such modification is not possible, it shall be deemed to be null and void to the extent permitted by law and deemed advisable by the Board. In the event that Rule 16b-3 promulgated under the Exchange Act is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

22.  Governing Law. This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Minnesota.

23.  Unfunded Plan. This Plan is intended to be an unfunded plan. Participants are and shall be at all times general creditors of the Company with respect to all awards granted under this Plan. If the Board or the Company chooses to set aside funds in a trust or otherwise for the payment of awards granted under this Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

24.  Miscellaneous Provisions.

(a)  The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)  This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)  To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)  Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(e)  No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to such Participant under this Plan prior to the date as of which such Participant is actually recorded as the holder of such shares upon the stock records of the Company.

(f)  The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of such Participant’s right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(g)  Participants shall provide the Company with a written election form setting forth the name and contact information of the Person who will have beneficial ownership rights upon the death of the Participant.

(h)  If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

VERSO TECHNOLOGIES, INC.

400 Galleria Parkway, Suite 200

Atlanta, Georgia 30339

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 18, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF VERSO TECHNOLOGIES, INC.

The undersigned holder of shares of common stock, par value $0.01 per share (the “Common Stock”), of VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), hereby appoints Steven A. Odom and Mark H. Dunaway, and each of them, with full power of substitution, proxies to vote the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m., local time, on Tuesday, December 18, 2007, at The Georgian Club, located at 100 Galleria Parkway, Atlanta, Georgia 30339 (the “Meeting”).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 BELOW.

1.

To elect a board of eight directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification.

[ ] FOR all nominees (except as marked below)	[ ] WITHHOLD authority to vote for all nominees

Mark H. Dunaway	Amy L. Newmark
E. Kenneth Greenwald	Steven A. Odom
Gary H. Heck	James A. Verbrugge
James R. Kanely	William J. West

INSTRUCTIONS:	To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

______________________________________________________________________________________

2.

To approve an amendment to the Company’s amended and restated articles of incorporation, as amended, to increase the number of authorized shares of Common Stock from 120,000,000 shares to 200,000,000 shares.

[	] FOR	[	] AGAINST	[	] ABSTAIN

3.	To approve the Verso Technologies, Inc. 2007 Stock Incentive Plan.

[	] FOR	[	] AGAINST	[	] ABSTAIN

4.	To approve the potential issuance of more than 20% of the outstanding shares of Common Stock for purposes of complying with the rules governing The Nasdaq Stock Market LLC.

[	] FOR	[	] AGAINST	[	] ABSTAIN

5.	To approve an amendment to the option exchange program previously approved and authorized by the Company’s shareholders at the Company’s 2006 Annual Meeting of Shareholders.

[	] FOR	[	] AGAINST	[	] ABSTAIN

6.	To ratify the appointment of Tauber & Balser, P.C. as the independent registered public accountants of the Company for the year ending December 31, 2007.

[	] FOR	[	] AGAINST	[	] ABSTAIN

7.	To transact such other business as may properly come before the Meeting.

[	] FOR	[	] AGAINST	[	] ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED (FOR) THE PROPOSALS ABOVE.

Receipt of the Company’s Proxy Statement dated November 9, 2007, is hereby acknowledged.

Signature

Signature if

jointly held

Dated:	, 2007

Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.